OPERATING AGREEMENT OF

REIT INVESTMENTS, LLC

A GEORGIA LIMITED LIABILITY COMPANY

Dated November 1, 2020



REIT INVESTMENTS, LLC

OPERATING AGREEMENT

EFFECTIVE AS OF NOVEMBER 1, 2020

THE LIMITED LIABILITY COMPANY INTERESTS (AND THE

UNITS INTO WHICH THEY ARE DIVIDED) ISSUED IN

ACCORDANCE WITH AND DESCRIBED IN THIS OPERATING

AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED

STATES SECURITIES ACT OF 1933, AS AMENDED; UNDER THE

UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS

AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES

LAWS.  SUCH INTERESTS MAY NOT BE OFFERED, SOLD,

ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY

TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT

AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE

WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET

FORTH HEREIN.  INVESTORS SHOULD BE AWARE THAT THEY

WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR

INVESTMENT IN THE COMPANY FOR AN INDEFINITE PERIOD OF

TIME.





OPERATING AGREEMENT OF

REIT INVESTMENTS, LLC,

A GEORGIA LIMITED LIABILITY COMPANY



      This Operating Agreement of REIT INVESTMENTS, LLC (this

"Agreement"), effective as of November 1, 2020, is adopted,

executed and agreed to, for good and valuable consideration, by the Members.



ARTICLE I



DEFINITIONS

      1.1  Definitions.  For purposes of this Agreement, the

following terms have the meanings set forth below with respect thereto:

      "Act" means the Georgia Limited Liability Company Act, as

it may be amended from time to time, and any successor to such statute.

      "Affiliate" shall mean, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by,

or under Voting control with, such Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and

(bi) any officer, director, partner or member thereof.

      "Bankrupt Member" means any Member (a) that (i) makes a

general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or

state bankruptcy or insolvency proceedings; (iv) files a

petition or answer seeking for the Member a reorganization,

arrangement, composition, readjustment, liquidation,

dissolution, or similar relief under any law; (v) files an

answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in sub-clauses (i) through (iv)

of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receive or liquidator of the

Member or of all or any substantial part of the Member's

properties; or (b) against which a proceeding seeking

reorganization, arrangement, composition, readjustment,

liquidation, dissolution or similar relief under any law has been commenced and sixty (60) days have expired without

dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and sixty (60) days have expired without the appointments having been vacated or stayed, or sixty

(60) days have expired after the date of expiration of a stay,

if the appointment has not previously been vacated.

      "Member Majority" means the Members holding an aggregate

constituting fifty and one-tenth percent (50.01%) or more of the outstanding Units.

      "Base Rate" means, on any date, a variable rate per annum

equal to the rate of interest most recently published by The

Wall Street Journal as the "prime rate" at large U.S. money

center banks.

      "Book Value" means, with respect to any Company property,

the Company's adjusted basis for federal income tax purposes,

adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section1.704-1(b)(2)(iv)(d)-(g).

      "Business Day" means any day other than a Saturday, a

Sunday or a holiday on which national banking associations in the State of Georgia are closed.

      "Capital Base" means all Capital Contributions made to the

Company by an applicable Contributing Member pursuant to Section

3.5, including any additional Capital Contribution in question.

      "Capital Contribution" means the amount of cash or cash

equivalents, or the fair market value (as determined by the

Directors of the Company) of any other property, that is

contributed by a Member to the capital of the Company in respect of any Unit.

      "Code" means the Internal Revenue Code of 1986 and any

successor statute, as amended from time to time.

      "Company" means REIT INVESTMENTS, LLC, a Georgia limited

liability company.

      "Company Business" means to engage in the business of

operating a real estate investment trust, as the same is defined by applicable federal laws then in effect.

      "Company Minimum Gain" has the meaning set forth for

"partnership minimum gain" in Treasury Regulations

Section 1.704-2(d).

      "Covered Person" means any and all of the following: (a)

any Person who is or was serving as a manager, managing member,

general partner, director, officer, employee, agent, fiduciary or trustee of another Person owing a fiduciary duty to the

Company or its Affiliates; (b) any officer, manager, partner and other principal of the Company; and (c) any other Person

designated by the Board.

      "Distribution" means any distribution made by the Company

to a Member, whether in cash, property or securities of the

Company and whether by liquidating distribution or otherwise;

provided that none of the following shall be a Distribution:

(a) any redemption or repurchase by the Company of any

securities of the Company (including Units); (b) any

recapitalization or exchange of securities of the Company;

(c) any subdivision (by Unit split, pro rata Unit dividend or otherwise) or any combination (by reverse Unit split or

otherwise) of any outstanding Units; or (d) any fees or

remuneration paid to any Member in such Member's capacity as an employee, officer, consultant or other provider of services to the Company.

      "Fair Value" means, in respect of any class of Units, as of the date of determination, the fair market value of such Units as determined by the Board of Directors of the Company in its good faith discretion.

      "Fiscal Year" of the Company means the calendar year, or

such other annual accounting period as established by the Board.

      "Incapacitated" means, with respect to a natural person,

his or her incompetency or insanity, as determined by the Board of Directors in its sole discretion.

      "Liquidation Event" means (a) the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Company; (b) the commencement by the Company of a voluntary case under the federal bankruptcy laws or any other applicable

federal, state or international bankruptcy, insolvency or

similar law, the consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator

(or other similar official) of the Company or of any substantial part of its property, the making of an assignment by the Company for the benefit of its creditors, the admission in writing by the Company of its inability to pay its debts generally as they become due, the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal, state or international bankruptcy,

insolvency or similar law, or the appointment of a receiver,

liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property; (c) the sale, lease, Transfer, conveyance or other disposition, in one transaction or a series of related or

unrelated transactions, of all or substantially all of the

assets of the Company and its wholly-owned subsidiaries, taken as a whole; (d) a transaction or series of related or unrelated transactions, including by way of merger, consolidation,

recapitalization, reorganization or sale or issuance of shares,

the result of which is that the Voting Members immediately prior to such transaction are, after giving effect to such

transaction, no longer (or their respective Affiliates or

Permitted Transferees are no longer), in the aggregate, the

"beneficial owners" (as such term is defined in Rule 13d-3 and

Rule 13d-5 promulgated under the Securities Exchange Act of

1934, as amended) directly or indirectly, through one or more intermediaries, of more than fifty percent (50.0%) of the voting power of the outstanding voting securities of the Company or any successor thereto resulting from any such transaction(s); or (e)

any other transaction or series of related transactions in which substantially all control of the Company or its property is

Transferred to a third party.

      "Liquidating Trustee" means such Person as is selected at

the time of dissolution by the Board of Directors, who shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding up of the Company and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the

dissolution, liquidation, and/or winding up of the Company.

      "Losses" for any period means all items of Company loss,

deduction and expense for such period determined according to

Section 4.2.

      "Majority in Interest of the Non-voting Members" means the

Non-voting Members voting together as a single class,

collectively holding in excess of fifty percent (50.0%) of the outstanding Units, not including Units of any defaulted Member.

      "Majority in Interest of the Voting Members" means the

Voting Members, voting separately as a single class,

collectively holding in excess of fifty percent (50.0%) of the outstanding Voting Units, not including Voting Units of any

defaulted Voting Member.

      "Member Minimum Gain" has the meaning set forth for

"partner nonrecourse debt minimum gain" in Treasury Regulations

Section 1.704-2(i).

      "Member Nonrecourse Deductions" has the meaning set forth

for "partner nonrecourse deductions" in Treasury Regulations

Section 1.704-2(i).

      "Members" means the Persons listed as the holders of Units as set forth on the Schedule of Members (may be updated from time to time) to include any other Person that both acquires a

Unit and is admitted to the Company as a Substitute Member or additional Member in accordance with the terms of this

Agreement, but only so long as such Person is shown on the

Company's books and records as the owner of one or more Units.

The term "Member" means any one of the Members.  The Members shall constitute the "members" (as that term is defined in the

Act) of the Company.

      "Membership Percentage" means, with respect to each Member as of any particular time, such Member's percentage ownership of the total outstanding Units of such Member's class in the

Company set forth on the Schedule of Members, as same may be amended or adjusted from time to time.

      "Nonrecourse Deductions" has the meaning set forth in

Treasury Regulations Section 1.704-2(b)(1).

      "Non-voting Members" shall mean those Members holding Non-

voting Units in the Company, their permitted successors and

assigns and any other Person who may be admitted to the Company as a Non-voting Member in accordance with the terms of this

Agreement.  As the Board of Directors may add additional classes of Non-voting Members, the original issuance Non-voting Members may later be designated by a particular "subset" name and

subsequent classes will be alternately categorized, accordingly.

      "Non-voting Membership Percentage" means, with respect to

each Non-voting Member as of any particular time, such Non-

voting Member's percentage ownership of the total outstanding

Non-voting Units of the Company set forth on the Schedule of

Members attached hereto as Exhibit A, as may be amended or

adjusted from time to time.  The Company may also reflect the

Non-voting Membership Percentage for each class or set of Non-

voting Units.

      "Non-voting Unit" means a Non-voting Unit or fraction

thereof of the Company representing the interest of a Non-voting

Member in Profits, Losses and Distributions and having the

rights and obligations specified with respect thereto as set forth in this Agreement.

       "Person" means a natural person, partnership (whether

general or limited), limited liability company, trust, estate,

association, corporation, custodian, nominee or any other

individual or entity in its own or any representative capacity.

      "Profits" for any period means all items of Company income and gain for such period determined according to Section 4.2.

      "Schedule of Members" shall mean the Schedule of Members

attached hereto as Exhibit A, setting forth as of a certain date specified thereon, with respect to each Member, the name,

address, respective number and class of Units owned by such

Member and the amount of Capital Contributions made by such

Member with respect thereto, as may be amended, adjusted or

updated from time to time.

      "Securities Act" means the Securities Act of 1933, as

amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.  Any

reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

      "Substitute Member" means a Person that is admitted as a

Member to the Company pursuant to Section 11.7(a).

      "Taxable Year" means the Company's taxable year ending

December 31 (or part thereof, in the case of the Company's last taxable year), or such other year as is determined by the Board in compliance with Section 706 of the Code.

      "Total Capital Base" means, as of any date in question, all

Capital Contributions theretofore made to the Company by all

Members, including the additional Capital Contributions made by the Contributing Voting Members for which an adjustment to the

Voting Membership Percentages is made pursuant to Section 3.5.

      "Transfer" means any sale, transfer, assignment, pledge,

mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of Law) or the acts thereof with correlative meanings to the terms "Transferee," "Transferor," and

"Transferred."

      "Treasury Regulations" means, unless the context clearly

indicates otherwise, the regulations in force as final or

temporary that have been issued by the U.S. Department of

Treasury pursuant to its authority under the Code, and any

successor regulations.

      "Units" means units in the Company held by a Member

representing such Member's membership interests in the Company,

which shall be paid for in cash or such other form of

consideration as the Board of Directors may determine in its reasonable discretion, whether held in the form of Voting Units,

Non-voting Units, or other type of units or other interests in the Company as may be issued by the Company; provided that any class, group or series of Units issued shall have the relative rights, powers and duties set forth in this Agreement, as it may be amended, from time to time, by the Board of Directors.  A

Unit shall entitle the Member to (a) an interest in the Profits,

Losses, Distributions, and net proceeds of liquidation of the

Company, as set forth herein; (b) any right to vote as set forth herein or as required under the Act; and (c) any right to

participate in the management of the Company as set forth herein or as required under the Act.  A Unit is personal property and a

Member shall have no interest in the specific assets or property of the Company.

      "Voting Members" shall mean those Members holding Voting

Units in the Company, their permitted successors and assigns and any other Person who may be admitted to the Company as a Voting

Member in accordance with the terms of this Agreement.

      "Voting Membership Percentage" means, with respect to each

Voting Member as of any particular time, such Voting Member's percentage ownership of the total outstanding Voting Units of the Company set forth on the Schedule of Members attached hereto as Exhibit A, as may be amended or adjusted from time to time.

      "Voting Unit" means a Voting Unit or fraction thereof of

the Company representing the interest of a Voting Member in

Profits, Losses and Distributions and having the rights and

obligations specified with respect thereto as set forth in this

Agreement.

      1.2  Further Definitions.  The following terms, as used in this Agreement, have the meanings given to them in the Section or place indicated below:

Term

Section

Additional Funds

Section 3.6

Agreement

Preamble

Articles

Section 2.1

Capital Account

Section 4.1

Confidential Information

Section 10.4

Designated Member

Section

11.9(a)

Indemnifying Member

Section

9.3(a)

Liquidating Distribution

Section 12.4

Offer Notice

Section

11.3(a)

Offered Interests

Section

11.3(a)

Permitted Transfer

Section

11.2(a)

Permitted Transferee

Section

11.2(a)

Proceeding

Section 8.3

Purchase Date

Section

11.9(b)

Selling Party

Section

11.3(a)

Tax Matters Partner

Section 9.2

Third Party Offer

Section

11.3(a)



ARTICLE II

ORGANIZATION

      2.1  Formation.  The Company was formed as a Georgia

limited liability company by the filing of Articles of

Organization (the "Articles") for the Company with the Secretary of State of the State of Georgia under and pursuant to the Act.

      2.2  Name.  The name of the Company is "REIT INVESTMENTS,

LLC", and all Company business shall be conducted in that name or such other names that comply with applicable law as the Board of Directors may select from time to time.

      2.3  Purpose.  The purpose of the Company is to carry on

any and all lawful businesses and activities permitted from time to time under the Act and other applicable law.  Notwithstanding the foregoing, without the vote of the Members holding a

Majority in Interest of the Members, the Company shall not

engage in any business other than (a) the Company Business; and

(b) such other activities as may be necessary, advisable or

appropriate to the accomplishment of the Company Business as determined by the Board of Directors.  Subject to the terms and conditions of this Agreement, the Company is specifically

authorized to enter into, make and perform all contracts and other undertakings, and engage in all other activities and

transactions, as the Board of Directors may deem necessary,

advisable or convenient for carrying out the purposes of the

Company.

      2.4  Powers.  The Company shall possess and may exercise

all powers and privileges granted by the Act, all other

applicable laws or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

      2.5  Term.  The term of the Company commenced on the date

the Articles were filed with the office of the Secretary of

State of Georgia and shall continue until dissolution and

liquidation thereof as determined under Article XII.

      2.6  Registered Office; Registered Agent; Principal Office;

Other Offices.  The Company shall maintain a registered office in the State of Georgia at The Law Office of Shannan S. Collier,

PC, 100 Galleria Parkway, Suite 1010, Atlanta, GA 30339, and the

name of the Company's registered agent in the State of Georgia is Shannan Collier Stalvey.  The Board of Directors may, from time to time, change the Company's registered office and/or

registered agent and shall promptly amend the Articles to

reflect such change(s).  The principal office of the Company shall be at such place as the Board of Directors may designate from time to time, which need not be in the State of Georgia,

and the Company shall maintain records there.  The Company may have such other offices as the Board of Directors may designate from time to time.

      2.7  Company Property.  Company assets shall be deemed to

be owned by the Company as an entity, and no Member,

individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may

determine.  Any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement.  All Company assets shall be

recorded as the property of the Company on its books and

records, irrespective of the name in which legal title to such

Company assets is held.  The Units of each Member shall

constitute personal property.

ARTICLE III

UNITS AND CAPITALIZATION

      3.1  Units Generally.  Each Member's interest in the

Company, including such Member's interest, if any, in the

capital, income, gains, losses, deductions, and expenses of the

Company and the right to vote, if any, on certain Company

matters as provided in this Agreement, shall be represented by the Units which may be issued in one (1) or more classes or

series of classes, as approved by the vote of the Majority in

Interest of the Voting Members.

      3.2  Classes of Units.  Initially, the Units shall be

comprised of Voting Units and Non-voting Units.  The ownership by a Member of Units shall entitle such Member to allocations of

Profits and Losses and other items and distributions of cash and other property as set forth herein.

      3.3  Certificates.

            (a)  General.  The Units owned by the Members will be

recorded on the Schedule of Members and will not be represented by physical certificates.  The Board of Directors may in its discretion issue certificates to the Members representing the

Units held by each Member, containing such legends as the Board of Directors deems appropriate or required by applicable

securities laws in the Board of Directors' discretion, including as set forth in Section 3.3(b).  If certificates represent the

Units, the certificates shall be signed by, or in the name of the Company by the Secretary of the Company and shall represent the number of Units held by a Member registered in certificate form.  Any signature on such certificate may be a facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such individual was an officer, transfer agent or registrar at the date of issue.

            (b)  Legends.  Each certificate shall be stamped or

otherwise imprinted with a legend in substantially the following form:

ANY ASSIGNMENT OR TRANSFER OF AN INTEREST IN THIS

LIMITED LIABILITY COMPANY IS SUBJECT TO THE

RESTRICTIONS IMPOSED ON TRANSFER BY THE OPERATING

AGREEMENT OF THE COMPANY DATED NOVEMBER 1, 2020,

AND ANY AGREEMENT TO WHICH THE COMPANY IS A

PARTY.

THESE LIMITED LIABILITY COMPANY INTERESTS HAVE

NOT BEEN REGISTERED UNDER THE UNITED STATES

SECURITIES ACT OF 1933, AS AMENDED; UNDER THE

UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS

AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES

LAWS.  SUCH INTERESTS MAY NOT BE OFFERED, SOLD,

ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY

TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH

ACT AND LAWS OR AN EXEMPTION THEREFROM, AND

COMPLIANCE WITH THE OTHER RESTRICTIONS ON

TRANSFERABILITY SET FORTH HEREIN.  INVESTORS

SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO

BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT IN

THE COMPANY FOR AN INDEFINITE PERIOD OF TIME.

      A certificate representing Units that are subject to

further restrictions on Transfer or to other restrictions may have a notation of such additional restriction(s) imprinted

thereon.

            (c)  Lost, Stolen, or Destroyed Certificates; Issuance

of New Certificates.  The Company may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Company may require the owner of the lost, stolen, or destroyed certificate,

or his, her or its legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or

destruction of any such certificate or the issuance of such new certificate.

      3.4  Capital Contributions.  Each Member has made, or

concurrently with the execution of this Agreement is making, a

Capital Contribution to the Company in the amount set forth in the records of the Company.  No Member shall be entitled to any interest or compensation with respect to such Member's Capital

Contribution or share of the capital of the Company, except as expressly provided herein.  No Member shall have any liability for the repayment of the Capital Contribution of any other

Member and each Member shall look only to the assets of the

Company for return of such Member's Capital Contributions to the extent permitted herein.

      3.5  Additional Capital - Obligation of Voting Members.

            (a)  General.  The Members shall have no obligation to

make additional Capital Contributions.

      3.6  Additional Capital - Other.  Notwithstanding anything in this Agreement to the contrary, the Board of Directors may,

at any time and from time to time, determine that the Company requires additional funds ("Additional Funds").  Accordingly, in the discretion of the Board of Directors, the Company may raise

Additional Funds in any manner provided in, and in accordance with, the following:

            (a)  Third Party Loans.  At the discretion of the

Board of Directors, the Company may raise all or any portion of the Additional Funds by incurring or assuming debt, or by

entering into credit, guaranty, financing or refinancing

arrangements, upon such terms as the Board of Directors

determines appropriate; and

            (b)  Affiliate Loans.  The Board of Directors may, in

its sole discretion, accept a loan from any individual Member.

Any such loan will be unsecured and accrue interest at a rate of ten percent (10%) per annum, compounded annually and based on a calendar year of three hundred sixty-five (365) days.

      3.7  Additional Units.

            (a)  Subject to the approval of the Board of

Directors, the Company may raise all or any portion of the

Additional Funds by selling or issuing to existing Members or other Persons who will then be admitted as additional

Members Units in exchange for property, cash, or services.

            (b)  In connection with any issuance or sale of

additional Units or other interests in the Company, the

acquiring Person shall, in exchange for such Units or other

interests, make Capital Contributions to the Company in an

amount and under terms and conditions determined by the Board,

which Capital Contributions, terms or conditions may differ from the Capital Contributions, terms, and conditions relating to

Units previously sold or issued.  By way of illustration, and without limitation, additional Units sold to raise some or all of needed Additional Funds may be sold at a price per additional

Unit less than the price per Unit at which Units were previously sold.

            (c)  In connection with any issuance or sale of

additional Units or other interests in the Company, the

Secretary shall amend the Schedule of Members as necessary to reflect such additional issuances (including the number, series and class of Units and Capital Contributions of the acquiring

Person), and shall have the power to make any other amendments to this Agreement (including, without limitation, amending the provisions of Article V (Distributions; Allocations of Profits

and Losses)) as the Board of Directors deems necessary to

authorize any such Units or other securities, provide for the relative rights, powers, preferences, duties, liabilities, and obligations of such Units, or otherwise reflect or provide for such additional issuances, in each case, without the consent or approval of any Member unless the amendment would change any term of this Agreement which otherwise requires the consent or approval of a Majority in Interest of the Voting Members to

effectuate the change, in which event the consent or approval of the Majority in Interest of the Voting Members is first

required.

            (d)  Subject to the restrictions in Article XI

(Transfers; Admission of Members), upon the acquisition of any

Units or other interests in the Company by a Person who is not a

Member, such Person shall execute and deliver a joinder to this

Agreement and, subject to compliance with the conditions set forth in Section 11.7 or Section 11.8 hereof, as applicable,

such Person shall become a Member hereunder and shall be listed as a Member on the Schedule of Members, together with such

Member's address, number and class of Units and amount of

Capital Contributions.

      3.8  Securities Laws.  To accomplish the purpose of this

Article, the Board of Directors is hereby authorized to do all things necessary to admit Members, including, but not limited to, qualifying the Units for sale with state securities

regulatory authorities or perfecting exemptions from

qualification, and entering into such underwriting or agency arrangements for the offering and sale of Units upon such terms and conditions as the Board of Directors may deem advisable.

      3.9  Reinvestment Requirement. The Company shall issue

"dividends" as distributions to the Non-voting Members, as

determined by the Board of Directors, in accordance with the requirements of the Code as is necessary to procure and maintain

REIT status; however, for the first three (3) years of ownership of any Unit in the Company, the Board of Directors may act as

each Member's attorney-in-fact and reinvest said dividends in the Company.

ARTICLE IV

CAPITAL ACCOUNTS

      4.1  Establishment and Determination of Capital Accounts.

A capital account ("Capital Account") shall be established for each Member.  The Capital Account of each Member shall consist of its initial Capital Contribution and shall be (a) increased by any additional Capital Contributions made by such Member

pursuant to the terms of this Agreement and such Member's share of items of income and gain allocated to such Member pursuant to

Article V (Distributions; Allocations of Profits and Losses);

(b) decreased by such Member's share of items of loss, deduction and expense allocated to such Member pursuant to Article V and any Distributions to such Member of cash or the fair market

value of any other property (net of liabilities assumed by such

Member and liabilities to which such property is subject)

distributed to such Member; and (c) adjusted as otherwise

required by the Code and the regulations thereunder, including,

but not limited to, the rules of Treasury Regulations

Section 1.704-1(b)(2)(iv).  Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such

Capital Account as the same may be increased or decreased from time to time as set forth above.

      4.2  Computation of Amounts.  For purposes of computing the amount of any item of income, gain, loss, deduction, or expense to be reflected in Capital Accounts, the determination,

recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

            (a)  all allocations shall be made to the Non-voting

Members and no allocations shall be provided to the Voting

Members;

            (b)  any income that is exempt from Federal income tax

shall be added to such taxable income or losses;

            (c)  any expenditures of the Company described in

Section 705(a)(2)(B) of the Code or treated as Code

Section 705(a)(2)(B) expenditures pursuant to Treasury

Regulations Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

            (d)  if the Book Value of any Company property is

adjusted pursuant to Treasury Regulations Section 1.704-

1(b)(2)(iv)(e) (in connection with a distribution of such

property) or (f) (in connection with a revaluation of Capital

Accounts), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

            (e)  if property that is reflected on the books of the

Company has a Book Value that differs from the adjusted tax

basis of such property, depreciation, amortization and gain or loss with respect to such property shall be determined by

reference to such Book Value; and

            (f)  the computation of all items of income, gain,

loss, deduction, and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts

pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

      4.3  Negative Capital Accounts.  No Member shall be

required to pay to the Company or any other Member any deficit or negative balance that may exist from time to time in such

Member's Capital Account.  Notwithstanding anything expressed or implied to the contrary in this Agreement, upon liquidation,

dissolution, or winding up of the Company, no Member shall be required to make any Capital Contribution to the Company in

respect of any deficit in such Member's Capital Account.

      4.4  Company Capital.  Except as expressly provided in this

Agreement, no Member shall be paid interest on any Capital

Contribution to the Company or on such Member's Capital Account,

and no Member shall have any right (a) to demand the return of such Member's Capital Contribution or any other Distribution from the Company (upon resignation, withdrawal, or otherwise),

except upon dissolution of the Company pursuant to Article XII;

(b) to seek or obtain a partition of any Company assets; or

(c) to own or use any particular or individual assets of the

Company.

      4.5  No Withdrawal.  Except as expressly provided in this

Agreement, no Member shall be entitled to withdraw any part of such Member's Capital Contribution or Capital Account or to

receive any Distribution from the Company.

      4.6  Loans from Members.  Loans by Members to the Company

shall not be considered Capital Contributions.  If any Member shall loan funds to the Company in excess of the amounts

required hereunder to be contributed by such Member to the

capital of the Company, the making of such loans shall not

result in any increase in the amount of the Capital Account of such Member.  The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions of Section 3.6(b)

(Affiliate Loans), or on such other terms and conditions upon which such loans are made and which are approved by Members

holding a Majority in Interest of the Voting Members and the

Member making the loan.

      4.7  Adjustments to Book Value.  The Company shall adjust

the Book Value of its assets to fair market value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as of the

following times: (a) at the Board of Directors' discretion in connection with the issuance of Units in the Company; (b) at the

Board of Directors' discretion in connection with the

Distribution by the Company to a Member of more than a de

minimis amount of Company assets, including cash, if as a result of such Distribution, such Member's interest in the Company is reduced; and (c) the liquidation of the Company within the

meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the

Members under Section 5.3 (determined immediately prior to the issuance of the new Units or the distribution of assets in an ownership reduction transaction).

ARTICLE V

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

      5.1  Generally.  Subject to the provisions of the Act and

other applicable laws, statutes, and regulations (and, in

particular, in accordance with Article 9.4 herein), the Board of

Directors shall have discretion regarding the amounts and timing of Distributions to Members, in each case subject to the

retention of, or payment to third parties of, such funds as the

Board of Directors deems necessary with respect to the

reasonable business needs of the Company, which shall include

(but not by way of limitation) the payment or the making of

provision for the payment when due of Company obligations,

including establishing reserves and the payment of any

management or administrative fees and expenses or any other

obligations.  Notwithstanding any provision to the contrary

contained in this Agreement, the Company shall not be required to make a distribution to the Members on account of their Units in the Company if such distribution would violate the Act or any other applicable law or any of the Company's covenants

respecting its financings, leases, or other contractual

commitments.

      5.2  Distributions.  All Distributions shall be made, when and as declared by the Board of Directors in its sole

discretion, to the Members calculated as of the record date set for the Distribution.  The Voting Members shall not receive

Distributions.  The Non-voting Members shall receive

Distributions on a pro rata basis in proportion to their Units.

      5.3  Allocation of Profits and Losses.  For each Fiscal

Year of the Company, after adjusting each Member's Capital

Account for all Capital Contributions and distributions during such Fiscal Year and all special allocations pursuant to

Section 5.4 with respect to such Fiscal Year, all Profits and

Losses (other than Profits and Losses specially allocated

pursuant to Section 5.4) shall be allocated to the Non-voting

Members' Capital Accounts in a manner such that, as of the end of such Fiscal Year, the Capital Account of each such Member

(which may be either a positive or negative balance) shall be equal to (a) the amount which would be distributed to such

Member, determined as if the Company were to liquidate all of its assets for the Book Value thereof and distribute the

proceeds thereof (after payment of all Company debts,

liabilities and obligations), minus (b) the sum of (i) such

Member's share of Company Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(d) and (g)(3)) and

Member Minimum Gain (as determined according to Treasury

Regulations Section 1.704-2(i)) and (ii) the amount, if any,

which such Member is obligated to contribute to the capital of the Company as of the last day of such Fiscal Year.

      5.4  Special Allocations.  Notwithstanding the provisions

of Section 5.3:

            (a)  Nonrecourse Deductions.  Nonrecourse Deductions

shall be allocated to the Members pro rata in proportion to the total number of such Units held by each such Member.  If there is a net decrease in Company Minimum Gain during any Taxable

Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary,

subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with

Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2).

This paragraph is intended to comply with the minimum gain

chargeback requirement in Treasury Regulations Section 1.704-

2(f) and shall be interpreted consistently therewith.

            (b)  Member Nonrecourse Deductions.  Member

Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i).  Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable

Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years)

in an amount equal to that Member's share of the net decrease in

Member Minimum Gain.  Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury

Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This

paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(i)(4) and

shall be interpreted consistently therewith.

            (c)  Unexpected Adjustments.  If any Member

unexpectedly receives any adjustments, allocations or

Distributions described in Treasury Regulations Section 1.704-

l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account

deficit (determined according to Treasury Regulations

Section 1.704-1 (b)(2)(ii)(d)) created by such adjustments,

allocations or Distributions as quickly as possible.  This

paragraph is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1

(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            (d)  Curative Allocations.  The allocations set forth

in paragraphs (a), (b) and (c) above (the "Regulatory

Allocations") are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.

Notwithstanding any other provisions of this Article (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among

Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the

Regulatory Allocations (including Regulatory Allocations that,

although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

            (e)  Transactions between Members and the Company.

If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 1272-1274, 7872, 483, 482, 83 or any similar provision now or hereafter in effect, and the Board of Directors determines that any corresponding Profit or Loss of the Company should be allocated to the Member who recognized such item in order to reflect the Member's economic interests in the Company,

then the Tax Matters Partner may so effectuate the allocation of such Profit or Loss.

            (f)  Excess Nonrecourse Liabilities.  For purposes of

calculating a Member's share of "excess nonrecourse liabilities"

of the Company (within the meaning of Treasury Regulations

Section 1.752-3(a)(3)), the Members intend that they be

considered as sharing profits of the Company in proportion to their respective Membership Percentages.

            (g)  Company Nonrecourse Liability.  Deductions

attributable to any "nonrecourse liability" of the Company, as defined in accordance with Section 1.704-2(b)(3) of the Treasury

Regulations, shall be allocated among the Members in proportion to their respective Membership Percentages.

      5.5  Tax Allocations; Code Section 704(c).

            (a)  General.  The income, gains, losses, deductions,

and expenses of the Company shall be allocated, for federal,

state, and local income tax purposes, among the Members in

accordance with the allocation of such income, gains, losses,

deductions, and expenses among the Members for computing their

Capital Accounts, except that if any such allocation is not

permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions, and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their

Capital Accounts.

            (b)  Section 704(c).  In accordance with Code

Section 704(c) and the Treasury Regulations thereunder, income,

gain, loss, deduction, and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution.

            (c)  Adjustment of Book Value.  If the Book Value of

any Company asset is adjusted pursuant to this Section,

subsequent allocations of items of taxable income, gain, loss,

deduction, and expense with respect to such asset shall take account of any variation between the adjusted basis of such

asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

            (d)  Decisions Regarding Allocations.  Any elections

or other decisions relating to allocations for federal, state,

and local income tax purposes shall be made by a vote of the

Majority in Interest of the Voting Members in any manner that reasonably reflects the purpose and intent of this Agreement.

Allocations pursuant to this Section 5.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital

Account or share of Profits, Losses, other items or

Distributions pursuant to any provisions of this Agreement.  The

Members are aware of the income tax consequences of the

allocations made by this Article and hereby agree to be bound by the provisions of this Article in reporting their shares of

Company income and loss for income tax purposes.

      5.6  Amounts Withheld.  All amounts withheld from or offset against any Distribution to a Member pursuant to Section 9.3 shall be treated as amounts distributed to such Member pursuant to this Article V for all purposes under this Agreement.

ARTICLE VI

MANAGEMENT

      6.1  Board of Directors.  The business and affairs of the

Company shall be managed under the direction of the Board of

Directors.  There shall be no less than three (3) and no more than five (5) Directors so serving.  Each Director must be a

Member and a natural person who is at least eighteen (18) years of age.  During the term of this Agreement, subject to its

resignation or removal and replacement in accordance with the provisions herein regarding the resignation of a Director, each of the Members constitutes and appoints the following

individuals as the initial Board of Directors.  The Board of

Directors shall be responsible for the management of the Company and shall have the right to act for and bind the Company in the ordinary course of its business and to direct, manage and

control the business of the Company, having such powers and

duties as set forth in this Article.

Lon Passoff, Chairman of the Board

Jefferson Denmark, Board Member

Shannan Collier Stalvey, Board Member

      6.2  Authority of the Board of Directors.  Except for

situations in which the approval of the Members is required by this Agreement, including all Major Decisions (as defined

herein), Section 7.1 (Participation in Management) and Section

7.2 (Voting), or by the non-waivable provisions of applicable law, the Board of Directors shall have exclusive, full and

complete authority, power and discretion to make all decisions and take all actions for the Company, its business, affairs and properties not otherwise provided for in this Agreement, and to perform any and all other acts or activities customary or

incident to the management of the Company's business.  The

following Major Decisions shall require the affirmative vote of the Majority in Interest of the Voting Members (the "Major

Decisions"):

            (i)  approving, amending or abandoning a plan of

conversion or merger of the Company wherein the Company is not the surviving entity, including in connection with a Liquidation

Event;

            (ii)  creating another class of units;

            (iii)  disposing of all or substantially all of the

Company's property outside the ordinary course of business,

including in connection with a Liquidation Event;

            (iv)  dissolving and winding up the Company; and

            (v)  filing a petition under the federal bankruptcy

laws or under any other receivership, insolvency or

reorganization laws.

      6.3  Power of Attorney.  Each Member hereby constitutes and appoints the Chairman of the Board of Directors and the

Liquidating Trustee, if not the Chairman of the Board with full power to act without the others as such Member's true and lawful representative and attorney in-fact, in such Member's name,

place and stead, to make, execute, sign, acknowledge and deliver or file (a) all instruments, documents and certificates which may from time to time be required by any law to effectuate,

implement and continue the valid and subsisting existence of the

Company, or to qualify or continue the qualification of the

Company in the State of Georgia and in all jurisdictions in

which the Company may conduct business or own property, and any amendment to, modification to, restatement of or cancellation of any such instrument, document or certificate and (b) all

conveyances and other instruments, documents and certificates which may be required to effectuate the dissolution and

termination of the Company approved in accordance with the terms of this Agreement.  The powers of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, disability, incompetency,

bankruptcy, insolvency or termination of any Member and the

Transfer of all or any portion of the Units held by such Member,

and shall extend to such Member's heirs, successors, assigns and personal representatives.

      6.4  Limitations on Authority.  The Board of Directors (and

no individual Director) shall not have the authority to:

(a) borrow money from the Company; or (b) alter the primary

purpose of the Company as set forth in Section 2.3.

      6.5  Devotion of Time.  The members of the Board of

Directors shall devote such time and attention to the business of the Company as the Board of Directors shall determine, in the exercise of its reasonable judgment, to be necessary for the conduct of the Company's business.

      6.6  Reimbursement for Sums Advanced to the Company.  To

the extent that the members of the Board of Directors or

Officers or any of their Affiliates incur expenses or advance funds on behalf of the Company, such of the Director, Officer,

and/or Affiliate, as the case may be, shall be entitled to

reimbursement of such funds, without interest, separate from and in addition to the rights to the income, gain, Losses, credits,

deductions and Distributions of the Company as set forth in

Article V.  The Board of Directors will determine in good faith the reimbursable expenses that are allocable to the Company.

      6.7  Delegation of Duties.  The Board of Directors may,

from time to time, delegate to one or more Persons (including any officer as set forth in Section 6.8) such authority and

duties as the Board of Directors may deem advisable.  The Board of Directors also may assign titles to any Member or other

individual and may delegate to such Member or other individual certain authority and duties.  Any number of titles may be held by the same Member or other individual.  Any delegation pursuant to this Section may be revoked at any time by the Board of

Directors.

      6.8  Officers.

            (a)  Designation and Appointment.  The Board of

Directors may (but need not), from time to time, designate and appoint one or more persons as an officer of the Company.  An officer need not be a resident of the State of Georgia or a

Member.  Any officers so designated shall have such authority and perform such duties as the Board of Directors may, from time to time, delegate to them.  The Board of Directors may assign titles (including chairperson, chief executive officer,

president, vice president, secretary, assistant secretary,

treasurer and assistant treasurer) to particular officers.

Unless the Board of Directors otherwise decides, if the title is one commonly used for officers of a business corporation formed,

the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally

associated with that office, subject to (i) any specific

delegation of authority and duties made to such officer by the

Board of Directors pursuant to the third sentence of this

Section 6.8(a) and (ii) any delegation of authority and duties made to one or more officers pursuant to the terms of

Section 6.7.  Each officer shall hold office until such

officer's successor shall be duly designated and shall qualify or until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

Any number of offices may be held by the same individual.  The salaries or other compensation, if any, of the officers and

agents of the Company shall be fixed from time to time by the

Board of Directors.

            (b)  Resignation and Removal.  Any officer (subject to

any contract rights available to the Company, if applicable) may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board of Directors.  The acceptance of a resignation shall not be

necessary to make it effective, unless expressly so provided in the resignation.  Any officer may be removed as such, either with or without cause, by the Board of Directors in its

discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed.  Designation of an officer shall not of itself create contract rights.  Any vacancy occurring in any office of the Company may be filled by the Board of Directors.

      6.9  Reliance by Third Parties.  Any Person dealing with

the Company, other than a Voting Member, may rely on the

authority of the Board of Directors (or any officer authorized by the Board of Directors) in taking any action in the name of the Company without inquiry into the provisions of this

Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.  Every agreement, instrument or document

executed by the Board of Directors (or any officer authorized by the Board of Directors) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming

thereunder that (a) at the time of the execution or delivery thereof, this Agreement was in full force and effect; (b) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company; and (c) the

Board of Directors or such officer was duly authorized and

empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

      6.10  Resignation of Board of Directors.  Any member of the

Board of Directors may resign at any time.  Upon such

resignation, a new Director shall be designated by the

affirmative vote of the Majority in Interest of the Voting

Members.  Such resignation shall not affect the Directors'

rights as a Member or constitute a withdrawal of a Member.

      6.11  Dissociation of Board of Directors Status.  The

resigning Director shall cease to be a Director of the Company only upon the designation of a replacement Director, if said resignation results in less than three (3) Directors remaining.

Otherwise, the Board of Directors shall be permitted to operate with the then-current number of Directors until such time as the

Majority in Interest of the Voting Members vote upon a

successor.  The removed Director shall continue to be Covered

Persons and entitled to indemnification pursuant to Section 8.3.

      6.12  Voting.

            (a)  General.  Each Director shall have one (1) vote

on any matter to be voted on by the Board of Directors as

provided in this Agreement or required by applicable law.  If the number of Directors at any time is even, then the Chairman shall bear two (2) votes.

            (b)  Voting.  The consent or affirmative majority vote

of the Directors shall be required, unless otherwise agreed upon with regard to any specific action of the Directors.

      6.13  Director Meetings.

            (a)  Calling of Meetings.  Meetings of the Directors

for any proper purpose or purposes may be called at any time by the Chairman of the Board of Directors.

            (b)  Place; Attendance.  All meetings of the Directors

shall be held at the principal place of business of the Company or at such other place within or outside the State of Georgia as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Directors may participate in any such meeting by means of conference telephone, Internet

transmission, or similar communications equipment.

            (c)  Notice.  Written or printed notice stating the

time, place and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either

personally or by mail, by or at the direction of the Board, to each Directors entitled to vote at such meeting.  If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to each Director at its

address provided for in Section 13.2, with postage thereon

prepaid.

            (d)  Quorum; Proxies and Voting.  A Majority of the

Directors shall constitute a quorum if present in person or by proxy.  At any meeting of the Directors, a Director may vote by proxy executed in writing by the Directors or by his, her or its duly authorized attorney in fact.  Such proxy shall be filed with the Company before or at the time of the meeting.  Unless otherwise provided therein, a proxy shall only be valid for one

(1) meeting.

            (e)  Procedural Rules Governing Voting.  In the

absence of fraud or bad faith, no vote by the Directors on any

Company matter shall be deemed to be invalid for lack of notice,

lack of meeting or failure to record votes.  Directors may vote on Company matter in person, by phone, by fax or by any other reasonable means.

            (f)  Fixing of Record Date.  The date on which notice

of a meeting of Directors is mailed shall be the record date for the determination of the Directors entitled to notice of or to vote at such meeting.

            (g)  Power to Adjourn.  Notwithstanding the other

provisions of the Articles or this Agreement, the Chairman of the Board or chairperson of the meeting shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting.  If a meeting is adjourned,

the time and place at which the adjourned meeting is to be

resumed shall be determined by a vote of the Directors.  Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

            (h)  Telephonic and Electronic Meetings.  Any meetings

of the Directors may be held, or any Directors may participate in any meeting of the Directors, by use of a conference

telephone, Internet connection, or similar communications

equipment by means of which all persons participating in the meeting can hear each other and communicate with each other and participation in such meeting shall constitute attendance and presence "in person" at such meeting, except where a Person

participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the

meeting is not lawfully called or convened.

            (i)  Presumption of Assent.  A Directors who is

present at a meeting of the Directors shall be conclusively

presumed to have assented to any action taken unless his/her/its dissent shall be expressed at such meeting and entered in the minutes of the meeting.

            (j)  Waiver of Notice.  Whenever written notice is

required to be given to the Directors, a written waiver thereof signed by each Directors entitled to such notice (whether, in the case of notice of a meeting, the written waiver thereof is signed before or after the meeting) shall be in all respects tantamount to notice.  Attendance of a Directors at a meeting of the Directors shall constitute a waiver of notice of such

meeting, except where a Directors attends a meeting for the

express purpose of objection to the transaction of any business on the grounds that the meeting is not lawfully called or

convened.

      6.14  Conduct of Meetings.  The Chairman of the Board of

Directors shall preside as Chairperson at all meetings of the

Directors, or in his absence, the Directors attending the

meeting shall elect their own chairperson of the meeting.  The

Secretary of the Company shall act as secretary of all meetings of the Directors and keep the minutes.  In the absence of the

Secretary, the chairperson of the meeting may appoint any person to act as the secretary of the meeting.

      6.15  Action by Written Consent or Telephone or Electronic

Conference.

            (a)  Action by Written Consent.  Any action required

or permitted to be taken at any meeting of the Directors may be taken without a meeting, without prior notice and without a

vote, if a consent in writing, setting forth the action so

taken, is signed by a majority of the Directors.

            (b)  Fixing of Record Date.  The record date for

determining Directors entitled to consent to an action in

writing without a meeting shall be the first date on which the

Company delivers to the Directors the written consent setting forth the action taken or proposed to be taken.

            (c)  Procedure.  All written consents shall bear the

date of signature of each Directors who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, a consent signed by the majority of Directors is delivered to the Company to its

registered office, the Company's principal place of business, or the Board of Directors.  Delivery may be by hand, via USPS, or electronic.  Delivery to the Company's principal place of

business shall be addressed to the Board of Directors.  Each reproduction of a writing signed by a Director shall be regarded as signed by the Director for purposes of this Section.

            (d)  Notice of Action.  Notice of the taking of any

action by Directors without a meeting by less than unanimous written consent shall be given to those Directors entitled to vote on such action and who did not consent in writing to the action within ten (10) days of obtaining sufficient

authorization for the action.

      6.16  No Exclusive Duty to Company.  No Director shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any other Member or the Directors or any of their Affiliates or to the income or proceeds derived therefrom.  No Director shall be prohibited from engaging in any other business or activity.

      6.17  A Director's Duty of Loyalty.  Each Member agrees:

(a) to account to the Company and hold as trustee for the

Company any property, profit or benefit derived by such

Directors in the conduct and winding up of the Company business or derived from the use by the Director of Company property,

including the appropriation of a Company opportunity, and (b) to refrain from dealing with the Company in the conduct or winding up of the Company business on behalf of a party having an

interest adverse to the Company.

ARTICLE VII

MEMBERS

      7.1  Participation in Management.  No Member (in his, her

or its capacity as such) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the

Company, unless (a) such specific authority has been expressly granted to and not revoked from such Person by the Board of

Directors; or (b) such specific authority has been expressly granted to such Person pursuant to this Agreement.  Each Member shall take part in the management of the Company by exercising any voting and consent rights granted to such Member under this

Agreement.

      7.2  Voting.

            (a)  General.  Each Voting Unit shall entitle the

Member owning such Voting Unit to one (1) vote on any matter to be voted on by the Members as provided in this Agreement or

required by applicable law.  If a Member owns a fractional Unit,

then the Member owning such fractional Unit shall be entitled to a corresponding fractional vote with respect to such fractional

Unit (e.g., if a Member owns 1.5 Units, then such Member will be entitled to 1.5 votes).

            (b)  Voting.  The consent or affirmative vote of

Members holding a Majority in Interest of the Members shall be required to take the following actions:

                  (i)  subject to Section 13.5 (Amendment),

amending this Agreement; and

                  (ii)  appointing a Person to wind up the Company

when no party is appointed or accepts appointment by the Board of Directors.

      7.3  Member Meetings.

            (a)  Calling of Meetings.  Meetings of the Members for

any proper purpose or purposes may be called at any time by the

Board of Directors or by Majority in Interest of the Voting

Members.  If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining

Members entitled to call a special meeting is the date any

Member first signs the notice of that meeting.  Only business within the purpose or purposes described in the notice (or

waiver thereof) required by this Agreement may be conducted at a meeting of the Members.

            (b)  Place; Attendance.  All meetings of the Members

shall be held at the principal place of business of the Company or at such other place within or outside the State of Georgia as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone, Internet

transmission, or similar communications equipment pursuant to

Section 7.5.

            (c)  Notice.  Written or printed notice stating the

time, place and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either

personally or by mail, by or at the direction of the Board, to each Member entitled to vote at such meeting.  If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at its address provided for in Section 13.2, with postage thereon prepaid.

            (d)  Quorum; Proxies and Voting.  A Majority in

Interest of the Members shall constitute a quorum if present in person or by proxy.  At any meeting of the Members, a Member may vote by proxy executed in writing by the Member or by his, her or its duly authorized attorney in fact.  Such proxy shall be filed with the Company before or at the time of the meeting.

Unless otherwise provided therein, a proxy shall not be valid more than three (3) years after the date of its execution,

unless the proxy provides for a longer period.  Except as

otherwise expressly provided in this Agreement, each Company matter not within the purview of the Board's duties and powers shall be decided by the affirmative vote of a Majority in

Interest of the Members and the affirmative vote of the Members holding a majority of the Interests present at a meeting of

Members at which a quorum is present shall be the act of the

Members.

            (e)  Procedural Rules Governing Voting.  In the

absence of fraud or bad faith, no vote by the Members on any

Company matter shall be deemed to be invalid for lack of notice,

lack of meeting or failure to record votes.  Members may vote on

Company matter in person, by phone, by fax or by any other

reasonable means.

            (f)  Fixing of Record Date.  The date on which notice

of a meeting of Members is mailed or the date on which the

resolution of the Board declaring a Distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting

(including any adjournment thereof) or the Members entitled to receive such Distribution, as appropriate.

            (g)  Power to Adjourn.  Notwithstanding the other

provisions of the Articles or this Agreement, the chairperson of the meeting or the Members holding a majority of the Interests present at the meeting being adjourned shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting.  If a meeting is adjourned,

the time and place at which the adjourned meeting is to be

resumed shall be determined by a vote of the Members holding a majority of the Interests present at the meeting being

adjourned.  Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

            (h)  Telephonic and Electronic Meetings.  Any meetings

of the Members may be held, or any Member may participate in any meeting of the Members, by use of a conference telephone,

Internet transmission, or similar communications equipment by means of which all persons participating in the meeting can hear each other and communicate with each other and participation in such meeting shall constitute attendance and presence "in

person" at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the

transaction of any business on the ground that the meeting is not lawfully called or convened.

            (i)  Presumption of Assent.  A Member who is present

at a meeting of the Members shall be conclusively presumed to have assented to any action taken unless his/her/its dissent shall be expressed at such meeting and entered in the minutes of the meeting.

            (j)  Waiver of Notice.  Whenever written notice is

required to be given to the Members, a written waiver thereof signed by each Member entitled to such notice (whether, in the case of notice of a meeting, the written waiver thereof is

signed before or after the meeting) shall be in all respects tantamount to notice.  Attendance of a Member at a meeting of the Members shall constitute a waiver of notice of such meeting,

except where a Member attends a meeting for the express purpose of objection to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

      7.4  Conduct of Meetings.  The Chairman of the Board of

Directors shall preside as Chairperson at all meetings of the

Members, or in their absence, the Members attending the meeting shall elect their own chairperson of the meeting.  The Secretary of the Company shall act as secretary of all meetings of the

Members and keep the minutes.  In the absence of the Secretary,

the chairperson of the meeting may appoint any person to act as the secretary of the meeting.

      7.5  Action by Written Consent or Telephone or Electronic

Conference.

            (a)  Action by Written Consent.  Any action required

or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a

vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Member or Members

holding not less than the minimum percentages of Units of each class of Units that would be necessary to take such action at a meeting at which all Members entitled to vote on the action were present and voted.

            (b)  Fixing of Record Date.  The record date for

determining Members entitled to consent to an action in writing without a meeting shall be the first date on which the Company delivers to the Members the written consent setting forth the action taken or proposed to be taken.

            (c)  Procedure.  All written consents shall bear the

date of signature of each Member who signs the consent.  No

written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, a consent or consents signed by the Members holding not less than the minimum

percentages of Units or each class of Units that would be

necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered

office, its principal place of business or the Board of

Directors.  Delivery shall be by hand, via or certified or

registered mail, or electronically.  Delivery to the Company's principal place of business shall be addressed to the Board of

Directors.  Each reproduction of a writing signed by a Member shall be regarded as signed by the Member for purposes of this

Section.

            (d)  Notice of Action.  Notice of the taking of any

action by Members without a meeting by less than unanimous

written consent shall be given to those Members entitled to vote on such action and who did not consent in writing to the action within ten (10) days of obtaining sufficient authorization for the action.

      7.6  Right of Members to Bring Action.  No Member in the

Member's capacity as a Member may bring a suit or action against the Company or against any other Member in the other Member's capacity as a Member in any court for any reason except to

obtain urgent judicial relief.  No Member may bring a suit or action against any Person in the name of or on behalf of the

Company except with the affirmative vote of Voting Members,

voting separately as a single class, collectively holding in excess of seventy-five percent (75.0%) of the outstanding Voting

Units, not including Voting Units of any defaulted Voting

Member.

      7.7  No Exclusive Duty to Company.  No Member shall have

any right, by virtue of this Agreement, to share or participate in such other investments or activities of any other Member, the

Directors, or any of their Affiliates or to the income or

proceeds derived therefrom.

      7.8  No Authority of Individual Member.  Except as set

forth in this Agreement, no Member, acting individually, or any of any respective Affiliate, has the power or authority to bind any other Member or to authorize any action to be taken by the

Company, or to act as agent for the Company or any other Member,

unless that power or authority has been specifically delegated or authorized by the Board.

      7.9  Related Party Transactions.  The Company may transact business with a Director, Member, Officer, and any Affiliate thereof, subject to a determination by the Board of Directors that the contract or transaction made is fair as to the Company as of the time it is executed and delivered.

ARTICLE VIII

LIMITED LIABILITY, EXCULPATION, AND INDEMNIFICATION

      8.1  Limited Liability.

            (a)  Limitation of Liability.  Except as otherwise

required by applicable law and as explicitly set forth in this

Agreement, the debts, liabilities, commitments, and other

obligations of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations, and

liabilities of the Company, and no Member shall have any

personal liability whatsoever in its capacity as a Member,

Officer, or Director, whether to the Company, to any of the

other Members, to the creditors of the Company, or to any other

Person, for the debts, liabilities, commitments, or any other obligations of the Company or for any Losses of the Company.

Accordingly, a Member shall be liable only to make its Capital

Contributions to the Company required pursuant to the terms

hereof and the other payments expressly provided for herein.

Further, no Director shall be liable to the Company nor any

Member for any failure of an investment to generate any level of revenue or for engaging in or failing to engage in any

transaction.

            (b)  Observance of Formalities.  Notwithstanding

anything contained herein to the contrary, the failure of the

Company, the Directors, or any Member to observe any formalities or procedural or other requirements relating to the exercise of its powers or management of the Company's business and affairs under this Agreement or the Act shall not be grounds for

imposing personal liability on any of the Members.

            (c)  Return of Distributions.  In accordance with the

Act and the laws of the State of Georgia, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member.

      8.2  Exculpation of Covered Persons.  The personal

liability of any Covered Person to the Company or to any Member

for any loss suffered by the Company for any monetary damages for breach of fiduciary duties is hereby eliminated to the

fullest extent permitted by the Act.  Covered Persons shall not be liable for errors in judgment.  Additionally, to the extent that, at law or in equity, a Covered Person has duties

(including fiduciary duties) and liabilities relating thereto to the Company, the Members, any Person who acquires an interest in a Unit, or is otherwise bound by this Agreement, any Covered

Person acting in connection with the Company's business or

affairs shall not be liable, to the fullest extent permitted by law, to the Company, the Members, any Person who acquires an interest in a Unit or is otherwise bound by this Agreement, for its reliance on the provisions of this Agreement.  Any Covered

Person may consult with counsel and accountants and any Member,

officer, employee or committee of the Company or other

professional expert in respect of Company affairs, and provided such Covered Person acts in good faith reliance upon the advice or opinion of such counsel or accountants or other persons, such

Covered Person shall not be liable for any loss suffered by the

Company in reliance thereon.  Additionally, the Board of

Directors may exercise any of the powers granted to it by this

Agreement and perform any of the duties imposed upon it

hereunder either directly or by or through its agents, and the

Directors shall not be responsible for any misconduct or

negligence on the part of any such agent appointed by the

Directors in good faith.  If the Act is hereafter amended or interpreted to permit further limitation of the personal

liability of Covered Persons beyond the foregoing, then this paragraph shall be interpreted to limit the personal liability of Covered Persons to the fullest extent permitted by the Act,

as amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to limit the

personal liability of Covered Persons to a greater extent than that permitted by said law prior to such amendment).  In

furtherance of, and without limiting the generality of the

foregoing, no Covered Person shall be (a) personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a

judgment, decree or order of a court; (b) obligated to cure any deficit in any Capital Account; (c) required to return all or any portion of any Capital Contribution; or (d) required to lend any funds to the Company.

      8.3  Right to Indemnification for Covered Persons.  Subject

to the limitations and conditions as provided in this Article,

each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

administrative, arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he,

she or it, or a Person of whom he, she, or it is the legal

representative, is or was a Covered Person or while a Covered

Person is or was serving at the request of the Company as a

manager, director, officer, partner, venturer, proprietor,

trustee, employee, agent, or similar functionary of another

foreign or domestic limited liability company, corporation,

partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the

Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the

Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment)

against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable

expenses (including, without limitation, attorneys' fees)

actually incurred by such Person in connection with such

Proceeding, and indemnification under this Article shall

continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity hereunder;

provided, that no such Person shall be indemnified for any

judgments, penalties, fines, settlements or expenses (a) to the extent attributable to conduct for which indemnification would not be permitted under the Act or other applicable law; (b) for any present or future breaches of any representations,

warranties or covenants by such Person contained in this

Agreement or in any other agreement with the Company; or (c) in any action (except an action to enforce indemnification rights set forth in this Section) brought by such Person.  It is

expressly acknowledged that the indemnification provided in this

Article could involve indemnification for negligence or under theories of strict liability.

      8.4  Contract with Company.  The rights granted pursuant to this Article shall be deemed contract rights, and no amendment,

modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions

taken or Proceedings arising prior to any amendment,

modification or repeal.

      8.5  Advance Payment.  The right to indemnification

conferred in this Article shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a

Person of the type entitled to be indemnified under Section 8.3 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the

Person's ultimate entitlement to indemnification; provided,

however, that the payment of such expenses incurred by any such

Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written

affirmation by such Person of his or her good faith belief that he or she has met the standard of conduct necessary for

indemnification under this Article and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article or

otherwise.

      8.6  Indemnification of Employees and Agents.  The Board of

Directors may indemnify and advance expenses to any employees or agents of the Company who are not or were not Covered Persons but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor,

trustee, employee, agent, or similar functionary of another

foreign or domestic limited liability company, corporation,

partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against liabilities and

expenses asserted against such Person and incurred by such

Person in such a capacity or arising out of their status as such a Person, to the same extent that it may indemnify and advance expenses to Covered Persons under this Article.

      8.7  Appearance as a Witness.  Notwithstanding any other

provision of this Article, the Company may pay or reimburse

expenses incurred by a Covered Person in connection with the appearance as a witness or other participation in a Proceeding at a time when the Covered Person is not a named defendant or respondent in the Proceeding.

      8.8  Non-exclusivity of Rights.  The right to

indemnification and the advancement and payment of expenses

conferred in this Article shall not be exclusive of any other right that a Covered Person or other Person indemnified pursuant to Section 8.3 or Section 8.6 may have or hereafter acquire

under any law (common or statutory), provision of the Articles or this Agreement, any agreement, vote of Members or otherwise.

The provisions of this Article are for the benefit of the

Covered Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      8.9  Insurance.  The Company may purchase and maintain

insurance, at its expense, to protect itself and any Person who is or was serving as a Covered Person or is or was serving at the request of the Company as a manager, officer, partner,

venturer, proprietor, trustee, employee, agent, or similar

functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole

proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the

Company would have the power to indemnify such Person against such expense, liability or loss under this Article.

      8.10  Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless any Person indemnified pursuant to this Article as to costs, charges and expenses (including attorneys' fees),

judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal,

administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

      8.11  Transactions with the Company.  A Covered Person shall not be denied indemnification in whole or in part under Section

8.3 because the Covered Person had an interest in the

transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this

Agreement or approved by the Board of Directors.

ARTICLE IX

TAX MATTERS

      9.1  Tax Returns.  The Board of Directors shall appoint a

Tax Matters Partner who shall cause to be prepared and filed all necessary federal and state income tax and other tax returns for the Company, including making any elections the Board of

Directors may deem appropriate and in the best interests of the

Members.  Each Member shall furnish to the Board of Directors all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax and other tax returns to be prepared and filed.

      9.2  Tax Matters Partner.  Unless and until the Members

shall unanimously agree otherwise, Lon Passoff shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7)

of the Code (the "Tax Matters Partner").

            (a)  Authority of Tax Matters Partner.  The Tax

Matters Partner is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Tax

Matters Partner deems necessary or advisable.

            (b)  Tax Elections.  The Tax Matters Partner may not,

without the majority consent of the affirmative vote of the

Voting Members, make or revoke any election under the Code or the Treasury Regulations issued thereunder (including for this purpose any new or amended Treasury Regulations issued after the date of formation of the Company), which would cause the Company to lose its status as a REIT under the Code.  Otherwise, the Tax

Matters Partner may, at the determination of the Board of

Directors, make and revoke all such elections under the Code and

Treasury Regulations necessary to further the purposes of the

Company.

            (c)  Reimbursement of Expenses.  Promptly following

the written request of the Tax Matters Partner, the Company

shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses,

including reasonable legal and accounting fees, claims,

liabilities, losses and damages incurred by the Tax Matters

Partner in connection with any administrative or judicial

proceeding (i) with respect to the tax liability of the Company and/or (ii) with respect to the tax liability of the Members in connection with the operations of the Company.

            (d)  Survival of Provisions.  The provisions of this

Section shall survive the termination of the Company or the

termination of any Member's interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the Federal income taxation or other taxes of the Company or the Members.

      9.3  Indemnification and Reimbursement for Payments on

Behalf of a Member.

            (a)  If the Company is obligated to pay any amount to

a governmental agency (or otherwise makes a payment) because of a Member's status or otherwise specifically attributable to a

Member (including, without limitation, federal withholding taxes with respect to foreign Persons, state personal property taxes,

state withholding taxes, state unincorporated business taxes,

etc.), then such Member (the "Indemnifying Member") shall

indemnify the Company in full for the entire amount paid

(including, without limitation, any interest, penalties and

expenses associated with such payments).  The amount to be

indemnified shall be charged against the Capital Account of the

Indemnifying Member, and, at the option of the Board, either:

                  (i)  promptly upon notification of an obligation

to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be

indemnified (and the amount paid shall be added to the

Indemnifying Member's Capital Account but shall not be treated as a Capital Contribution), or

                  (ii)  the Company shall reduce distributions which

would otherwise be made to the Indemnifying Member, until the

Company has recovered the amount to be indemnified (and,

notwithstanding Section 4.1, the amount withheld shall not be treated as a Capital Contribution).

            (b)  A Member's obligation to make contributions to

the Company under this Section shall survive the termination,

dissolution, liquidation, and winding up of the Company, and for purposes of this Section, the Company shall be treated as

continuing in existence.  The Company may pursue and enforce all rights and remedies it may have against each Member under this

Section, including instituting a lawsuit to collect such

contribution with interest calculated at a rate equal to the

Base Rate plus three (3) percentage points per annum (but not in excess of the highest rate per annum permitted by law).

      9.4  Federal Tax and Regulatory Requirements.

            (a)  REIT.  It is the intention of the Company to

qualify as a REIT.  Consistent therewith, the Company shall use its best efforts to meet all requirements, as may be enacted from time to time, to retain REIT status, including, but not limited to:

            (i)  timely filing the IRS Form 1120, electing to

be treated as a REIT for federal tax purposes (being

taxable as a corporation and requesting exemption from

corporate taxes);

            (ii)  investing at least 75% of the Company's

total assets in real estate;

            (iii)  deriving at least 75% of the Company's gross

income from real estate rentals or sales or interest on

mortgage financing;

            (iv)  paying at least 90% of the Company's taxable

income in the form of Member dividends each year;

            (v)  having and maintaining a minimum of 100

Members before the conclusion of the end of the first (1st)

year of operation;

            (vi)  not issuing Units comprising more than fifty

percent (50%) of the outstanding Units in the Company to

five (5) or fewer individuals.

            (b)  The Tax Matters Partner may not, without the

majority consent of the affirmative vote of the Voting Members,

make or revoke any election under the Code or the Treasury

Regulations issued thereunder (including for this purpose any new or amended Treasury Regulations issued after the date of formation of the Company), which would cause the Company to lose its status as a REIT under the Code.  Otherwise, the Tax Matters

Partner may, at the determination of the Board of Directors,

make and revoke all such elections under the Code and Treasury

Regulations necessary to further the purposes of the Company.

ARTICLE X

BOOKS AND RECORDS; REPORTS AND CONFIDENTIALITY

      10.1  Maintenance of Books.

            (a)  Books and Records.  The Company will maintain

true, complete and correct books of account of the Company, all in accordance with generally accepted accounting principles

applied on a consistent basis and shall keep minutes of the

proceedings of, or maintain written consents executed by, the

Members and the Board.  The books of account shall contain

particulars of all monies, goods, or effects belonging to or owing to or by the Company, or paid, received, sold, or

purchased in the course of the business, and all such other

transactions, matters and things relating to the business of the

Company as are usually entered in books of accounts kept by

Persons engaged in a business of a like kind and character.  In addition, the Company shall keep all records required to be kept pursuant to the Act.  Any Member shall, upon prior written

notice and during normal business hours, have access to the

information described in the Act, for the purpose of inspecting or, at the expense of such Member, copying the same.  Any Member reviewing the books and records of the Company pursuant to the preceding sentence shall do so in a manner which does not unduly interfere with the conduct of the business of the Company

            (b)  Schedule of Members.  The Company will maintain,

and as required update, the Schedule of Members, which sets

forth the names and addresses of the Members, their Capital

Contributions and the number and type of Units owned by each

Member.  Unless otherwise determined by the Board, the Schedule of Members will be and remain confidential, and each Member

hereby accepts, acknowledges, and agrees that, notwithstanding anything herein to the contrary, to the maximum extent permitted by law, such Member will have no right to view or obtain the

Schedule of Members or otherwise obtain any such information relating to any Member other than himself or herself.

            (c)  Form of Records.  Any records maintained by the

Company in the regular course of its business, including the

Schedule of Members, books of account, and records of Company proceedings may be kept on, or be in the form of, computer

disks, memory chips, or any other information storage device;

provided that the records so kept can be converted into clearly legible written form within a reasonable period of time.

      10.2  Reports.

            (a)  Tax Information.  To the extent reasonably

practicable, within one hundred twenty (120) days after the end of each Taxable Year, the Company shall prepare and send to each

Member and, to the extent necessary, to each former Member (or such Member's legal representatives), a report setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member's legal representatives) to prepare its respective federal, state and local income tax

returns in accordance with the laws, rules and regulations then prevailing.  Such documentation shall be sent via mail or

electronic mail.  The Company shall also provide Form K-1s to each of the Members as soon as reasonably practicable after the end of each Taxable Year.

            (b)  Cost of Reports; No Additional Information.

                  (i)  The Company shall bear the costs of all

reports and other information provided pursuant to this Section.

                  (ii)  To the fullest extent possible under the

law, the Board may keep confidential from the Members, for such period of time as the Board determines, (A) any information that the Board determines to be in the nature of trade secrets or (B)

other information the disclosure of which the Board believes (1)

is not in the best interests of the Company or any of its

Affiliates, (2) could damage the Company or its Affiliates or their businesses or (3) that the Board or the Company are

required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the

Company the primary purpose of which is to circumvent the

obligations set forth in this Section).

                  (iii)  Notwithstanding any other provision of this

Agreement or the Act, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the

Company or any Covered Person for the purpose of determining whether to pursue litigation or assist in pending litigation against the Company or any Covered Person relating to the

affairs of the Company except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

      10.3  Company Funds.  The Board may not commingle the

Company's funds with the funds of any Member, Director, or

officer.

      10.4  Confidentiality.  Each Member recognizes and

acknowledges that it may receive certain confidential and

proprietary information and trade secrets of the Company,

including but not limited to confidential information of the

Company regarding identifiable, specific and discrete business opportunities being pursued by the Company (the "Confidential

Information").  Each Member (on behalf of itself and, to the extent that such Member would be responsible for the acts of the following Persons under principles of agency law, its directors,

officers, shareholders, partners, employees, agents and members)

agrees that it will not, during or after the term of this

Agreement, whether through an Affiliate or otherwise, take

commercial or proprietary advantage of or profit from any

Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (a) to authorized representatives and employees of the Company and as otherwise may be proper in the course of performing such

Member's obligations, or enforcing such Member's rights, under this Agreement; (b) as part of such Member's normal reporting or review procedure, or in connection with such Member's or such

Member's Affiliates' normal fund raising, marketing,

informational or reporting activities, or to such Member's (or any of its Affiliates') Affiliates, employees, auditors,

attorneys or other agents; (c) to any bona fide prospective

purchaser of the equity or assets of such Member or its

Affiliates or the Units held by such Member, or prospective

merger partner of such Member or its Affiliates, provided that such purchaser or merger partner agrees to be bound by the

provisions of this Section 10.4; or (d) as is required to be disclosed by order of a court of competent jurisdiction,

administrative body or governmental body, or by subpoena,

summons or legal process, or by law, rule or regulation;

provided that the Member required to make such disclosure shall provide to the Board prompt notice of such requirement.  For purposes of this Section, Confidential Information shall not include any information of which (x) such Person became aware prior to its affiliation with the Company or (y) such Person learns from sources other than the Company (provided that such

Person does not know or have reason to know, at the time of such

Person's disclosure of such information, that such information was acquired by such source through violation of law, or breach of contractual confidentiality obligations or breach of

fiduciary duties).  Nothing in this Section shall in any way limit or otherwise modify any confidentiality covenants entered into by the Company's employees with the Company.

ARTICLE XI

TRANSFERS; ADMISSION OF MEMBERS

      11.1  Transfer Restrictions.  Except as otherwise set forth in this Article, no Member shall Transfer all or any portion of any interest in any Units (including to any other Member, by gift, by operation of law, or otherwise) without first obtaining the prior, written consent of the Board of Directors that such transfer will not result in a loss of any qualifying election of the Company.  Notwithstanding anything herein to the contrary,

all Transfers will be in compliance with the Securities Act and applicable state securities laws as determined by the Company and its securities counsel.

      11.2  Permitted Transfers.

            (a)  General.  As long as the transfer restrictions in

Section 11.1 are met; the transferee in each case is otherwise qualified to be a Member pursuant to the terms of this

Agreement; and the transfer does not result in a loss of any governmental election of the Company, including its REIT status,

each of the following shall be a "Permitted Transfer" and the transferee of each, a "Permitted Transferee":

                  (i)  any Transfer by a Member to a spouse,

parent, sibling, or other descendant of a Member or to a trust primarily for the benefit of any such individual;

                  (ii)  any Transfer by a Member to an Affiliate of

such Member;

                  (iii)  any gift Transfer from a Member to a member

of that Member's immediate family or for estate planning

purposes;

                  (iv)  any Transfer upon the death of any Member to

such Member's executors, administrators, or testamentary

trustees;

                  (v)  any Transfer to another Member;

                  (vi)  any Transfer by a Non-voting Member to a

third party; and/or

                  (vii)  any Transfer to the Company;

            (b)  Transferring Member Ceases to be Member.  Upon a

Transfer of all a Member's Units in connection with a Permitted

Transfer in compliance with the provisions of this Agreement and the admission of the Transferee thereof as a Substitute Member,

as and when appropriate, the Transferring Member shall cease to be a Member hereunder.

      11.3  Third Party Offer; Right of First Refusal.

            (a)  Third Party Offer.

                  (i)  A Non-voting Member (the "Selling Party")

may sell any portion of such Non-voting Member's Units in the

Company to any individual, subject to Sections 11.1 and 11.2.

                  (ii)  If a Voting Member (the "Selling Party")

receives a bona fide written offer to purchase all, but not less than all, of such Voting Member's Units in the Company (the

"Third Party Offer"), and such Selling Party desires to sell all, but not less than all, of such Voting Member's Units in the

Company, the Selling Party shall first give written notice (the

"Offer Notice") to the other Voting Members stating that the

Selling Party desires to sell all of its Units in the Company

(the "Offered Interests") for the price and pursuant to the

terms of the Third Party Offer, a full description of which

shall be attached to the Offer Notice.

                  The other Members entitled to the Offer Notice

shall have the option to purchase in proportion to their

relative Membership Percentages or as they may otherwise

mutually determine between themselves, all, but not less than all of the Offered Interests at a purchase price equal to the lower of the price contained in the Third Party Offer or the

Fair Value of the Units and otherwise in accordance with terms substantially equivalent to those terms set forth in the Third

Party Offer, such option to be exercised by delivery of written notice of acceptance to the Selling Party within twenty (20)

Business Days from each applicable Member's receipt of the

notice and description of the Third Party Offer.  (The fair

market value of such Units shall be determined by the Company's then accounting firm, which determination shall be conclusive and binding on the parties hereto.  If the Company's then

accounting firm cannot or will not make such determination, then the Company shall retain the services of an appraiser at its expense to make such determination.  If the Member proposing the

Transfer is dissatisfied with such determination, such Member may, at its expense, retain the services of another appraiser to make such determination.  Should there be a difference between the two determinations of fair market value, the Company and the

Member proposing the Transfer agree that the fair market value shall be equal to the average of such two determinations.)

                  If, at the expiration of the twenty (20) Business

Day period, the other designated Members have not exercised

their option to purchase all of the Offered Interests, then the

Selling Party shall be free to sell the Offered Interests to the

Person named in the Third Party Offer; provided that such sale is on the same terms and conditions as set forth in the Third

Party Offer, such sale is consummated within ninety (90) days of the date of the Offer Notice and such sale complies in all

respects with applicable federal and state securities laws.  In the event the sale is to be consummated on terms other than as set forth in the Third Party Offer, such terms shall be deemed to be a new Third Party Offer which must be offered to the other designated Members in accordance with this Section.

      11.4  Demand for Redemption.

            (a)  Generally.  Any Non-voting Member shall have the

right to demand redemption of not less than all of said Member's

Units in the Company, by providing at least thirty (30) day's written notice prior to the end of the applicable calendar

quarter and fully completing any paperwork required by the

Company.  The Company shall refund said Member's Units at the

Member's Purchase Price for the Units.

            (b)  The Board of Directors shall effectuate refunds

once each calendar and shall not redeem more than 1.25% of the total outstanding Non-voting Units in any calendar quarter nor

5% per calendar year nor consecutive twelve (12) months. In the event of requests for redemption exceeding 1.25% in a calendar quarter, such excess shall be carried over to later calendar quarters.  The Board of Directors shall effectuate redemptions in the order so requested.

            (c)  A Member requesting redemption will be

responsible for reimbursing the Company for any third-party

costs incurred as a result of the redemption request, including but not limited to bank transaction charges, custody fees, legal fees, and/or transfer agent charges. Any applicable bank

transfer or wire fees incurred as a result of the redemption will be calculated on a transaction by transaction basis.

            (d)  The Board of Directors shall use its best efforts

to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to remit the redemption proceeds within

fourteen (14) days of the end of such quarter; although payment of the redemption proceeds may be delayed until twenty-one (21)

days after the end of such quarter, due to exigent

circumstances. Members may withdraw their redemption request at any time up to five (5) business days prior to the end of the calendar quarter in which the redemption request was submitted.

            (e)  The Board of Directors may in, its sole

discretion, amend, suspend, or terminate the redemption plan at any time without notice for any reason, including to protect the

Company's operations and non-redeemed Members, to prevent an undue burden on our liquidity, to preserve Company status as a

REIT, following any material decrease in our net asset value, or for any other reason.

      11.5  Void Transfer.  Any purported Transfer, no matter how effected, by any Member of any Units in the Company in

contravention of this Agreement or which does not comply with the terms, conditions and procedures of this Agreement shall be void and ineffectual and shall not bind or be recognized by the

Company or any other party and shall not result in a Transfer of any interest in the Company.  No such purported assignee shall have any voting rights or any right to any Profits, Losses or

Distributions of the Company.

      11.6  Effect of Valid Transfer.

            (a)  Assignment.  A Transfer of Units permitted

hereunder shall be effective as of the date of assignment and compliance with the conditions to such Transfer.  Profits,

Losses and other Company items shall be allocated between the assignor and the assignee according to Code Section 706, using the "interim closing of the books" or the "daily proration"

method selected by the Board.  Distributions made before the effective date of such Transfer shall be paid to the assignor,

and Distributions made after such date shall be paid to the

assignee.

            (b)  Record Owner.  Notwithstanding the foregoing, the

Company and the Board shall be entitled to treat the record

owner of any Units or other interest in the Company as the

absolute owner thereof and shall incur no liability for

Distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Units or other interest in the Company, which assignment is permitted pursuant to the terms and conditions of this Article, has been received and accepted by the Board and recorded on the books of the Company.

            (c)  Rights and Obligations of Assignee.  Unless and

until an assignee becomes a Substitute Member pursuant to

Section 11.7, the assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law,

other than the rights granted specifically to assignees pursuant to this Agreement or pursuant to the Act; provided that without relieving the assigning Member from any such limitations or

obligations, as more fully described in Section 11.6(e) hereof,

such assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the assignee's interest in the Company (including the obligation to make required Capital Contributions with respect to any Transferred Units).

            (d)  Acceptance of Benefits.  Any Person who acquires

in any manner whatsoever any Units or other interest in the

Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement,

shall be deemed by the acceptance of the benefits of the

acquisition thereof to have agreed to be subject to and bound by all the terms and conditions of this Agreement that any

predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was

bound.

            (e)  Rights and Obligations of Assignor.  Any Member

who shall assign any Units or other interest in the Company

shall cease to be a Member of the Company with respect to such

Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other

interest, except that the applicable provisions of Article IX

(Tax Matters) shall continue to inure to the benefit of such

Member in accordance with the terms thereof.  Unless and until such an assignee is admitted as a Substitute Member in

accordance with the provisions of Section 11.7 hereof, (i) such assigning Member shall retain all the duties, liabilities and obligations of a Member with respect to such Units or other

interest, including, without limitation, the obligation

(together with its assignee, pursuant to Section 11.6(c) hereof)

to make and return Capital Contributions on account of such

Units or other interest pursuant to the terms of this Agreement and (ii) the Board may, in its discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the date such assignee becomes a Substitute Member.  Nothing contained herein shall relieve any Member who Transfers any

Units or other interest in the Company from any liability of such Member to the Company or the other Members with respect to such Units or other interest that may exist on the date such assignee becomes a Substitute Member or that is otherwise

specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any present or future breaches of any representations, warranties or

covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

      11.7  Admission of Substitute Member.

            (a)  Admission.  An assignee of any Units or other

interests in the Company of a Member, or any portion thereof,

shall become a Substitute Member entitled to all the rights of a

Member if and only if (i) the assignor gives the assignee such right; (ii) the Board has granted its prior written consent to such assignment and substitution, if required, which consent may be withheld in the discretion of the Board; (iii) such assignee shall execute and deliver a joinder agreement or counterpart signature page to this Agreement agreeing to be bound by all the terms and conditions of this Agreement; and (iv) such assignee shall execute such other documents and instruments as may be necessary or appropriate to effect such Person's admission as a

Substitute Member, in form satisfactory to the Board.  In the event of the admission of an assignee as a Substitute Member,

all references herein to the assignor shall be deemed to apply to such Substitute Member, and such Substitute Member shall

succeed to all the rights and obligations of the assignor

hereunder; provided that the assignor shall continue to remain subject to Section 10.4 (Confidentiality).  Each Member agrees that, notwithstanding the Transfer of all or any portion of its interest in the Company, as between the Member as assignor and the Company, the Member as assignor shall remain liable to

return any Distributions previously made to such Member if

return of any such Distributions is required by any provision of this Agreement or the Act.

            (b)  Timing.  Any such assignee will become a

Substitute Member on the later of (i) the effective date of

Transfer and (ii) the date on which all the conditions set forth in the preceding sentence have been satisfied.  No action or consent by Members shall be required in connection with the

admission of Substitute Members to the Company.

            (c)  Failure.  In the event a Transferee of a Unit is

not admitted as a Substitute Member, such Transferee shall be deemed a mere assignee of Profits only without any voting rights or right, power or authority of a Member hereunder and shall bear Losses in the same manner as its predecessor in interest,

and the Transferor of such interest shall thereafter be

considered to have no further rights or interest in the Company with respect to the interest Transferred, but shall nonetheless be subject to its obligations under this Agreement with respect to such interest.  Additionally, the Transferor shall be deemed to be a defaulted Member.  Upon admission of a Transferee as a

Substitute Member, the Transferor shall withdraw from the

Company, and be relieved of any corresponding obligations, to the extent of its Transferred Units.

            (d)  Costs.  All reasonable costs and expenses

incurred by the Company in connection with any Transfer, and, if applicable, the admission of a Person as a Substitute Member,

shall be paid by the transferor.

            (e)  Update Schedule of Members.  Upon the admission

of a Substitute Member, the Schedule of Members shall be amended to reflect the changes in ownership of Units and Membership

Percentages, including the name, address, number and class of

Units and amount of Capital Contributions of such Substitute

Member and to eliminate the name and address of and other

information relating to the assigning Member with regard to the assigned Units and other interests in the Company.

      11.8  Admission of Additional Members.

            (a)  Admission.  A Person may be admitted to the

Company as an additional Member only as contemplated under

Section 3.6 (Additional Capital - Other) or Section 3.7

(Additional Units) hereof and only if such additional Member shall execute and deliver a counterpart of this Agreement

agreeing to be bound by all the terms and conditions of this

Agreement, and such other documents and instruments as may be necessary or appropriate to effect such Person's admission as an additional Member, in form satisfactory to the Board.  Such

admission shall become effective on the date on which the Board determines in its discretion that such conditions have been

satisfied and when any such admission is shown on the books and records of the Company.  No action or consent by Members shall be required in connection with the admission of new Members to the Company.

            (b)  Update Schedule of Members.  Upon the admission

of an additional Member, the Schedule of Members shall be

amended to reflect the changes in ownership of Units and

Membership Percentages resulting from the issuance of Units,

including the name, address, number and class of Units and

amount of Capital Contributions of such additional Member.

      11.9  Death, Incapacity, or Bankruptcy of a Member; Purchase

Option.

            (a)  General.  If a Non-voting Member dies, becomes

Incapacitated, or a Bankrupt Member, then said Non-voting

Member's Units shall pass in accordance with applicable laws of the State of Georgia and all federal laws governing such LLC

Interests.  If a Voting Member dies, becomes Incapacitated, or a

Bankrupt Member (the "Designated Member"), the remaining Voting

Member(s) (the "Remaining Members") shall forthwith become

vested with the exclusive obligation, in proportion to their relative Voting Membership Percentages, to purchase the entire right, title and interest of the Designated Member at a purchase price equal to the Fair Value of such interest; provided,

however, that such calculation of Voting Membership Percentages shall be made assuming that all Units owned by the Designated

Member were distributed to all the Remaining Members pro rata in proportion to their then current Voting Membership Percentages.

            (b)  Fair Value.  The Remaining Members succeeding to

the entire right, title, and interest of the Designated Member shall pay to such Designated Member (or his/her/its legal

representative) the Fair Value thereof within ninety (90) days of the death of the Designated Member or the Designated Member's becoming Incapacitated or a Bankrupt Member (such date, the

"Purchase Date"); provided, that the Fair Value shall be

determined as of a date that is at least thirty (30) days prior to the Purchase Date.  If the Fair Value is determined by

independent appraisal, the cost of each appraiser shall be paid by the party choosing such appraiser; provided, further that payment of Fair Value may be made, in the discretion of the

Remaining Members, in cash or an unsecured, interest free twelve

(12) month promissory note.

            (c)  Designated Member's Obligations.  A Designated

Member (or his, her or its legal representative) whose entire right, title and interest is to be purchased and succeeded by the Remaining Members pursuant to this Section shall, on or

before the Purchase Date, execute and deliver such deeds, bills of sale and other instruments as shall reasonably be requested by such Remaining Members to effect the conveyance and Transfer of the entire right, title, and interest of such Designated

Member in the Company and shall, to the extent requested by the

Remaining Members, cooperate to effect a smooth and efficient continuation of the Company affairs.

            (d)  Bankrupt Member.  If a Bankrupt Member (or his,

her or its legal representative) disputes the right of the

Remaining Members to purchase and succeed to the Bankrupt

Member's entire right, title and interest in the Company, such

Bankrupt Member (and his/her/its legal representative) shall nevertheless execute instruments and cooperate with the

Remaining Members pursuant to the immediately preceding

sentence, without, however, being deemed to have waived

his/her/its rights to damages if the Remaining Members shall have purchased and succeeded to the interest of the Bankrupt

Member under this Section without having the right to do so.

ARTICLE XII

DISSOLUTION, LIQUIDATION AND TERMINATION

      12.1  Dissolution.

            (a)  General.  The Company shall be dissolved, its

assets disposed of and its affairs wound up upon the first to occur of the following:

                  (i)  approval of the Majority in Interest of the

Voting Members;

                  (ii)  the entry of a decree of judicial

dissolution of the Company under Section 608.449 of the Act or such other event requiring dissolution under the Act; and

                  (iii)  a determination by the Majority in Interest

of the Voting Members to dissolve the Company because it has determined that there is a substantial likelihood that due to a change in the text, application or interpretation of the

provisions of the U.S. federal securities laws (including the

Securities Act), or any other applicable statute, regulation,

case law, administrative ruling or other similar authority

(including changes that result in the Company being taxable as a corporation or association under U.S. federal income tax law),

the Company cannot operate effectively in the manner

contemplated herein.

            (b)  Specific Occurrences.  The Company shall not be

dissolved by the admission of additional or Substitute Members.

The death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the

Company, shall not cause a dissolution of the Company.

            (c)  Perpetual Existence.  Except as otherwise set

forth in this Article, the Company is intended to have perpetual existence.

      12.2  Authority to Wind Up.  Upon the dissolution of the

Company as set forth in Section 12.1, the Board of Directors shall have all necessary power and authority required to marshal the assets of the Company, to pay the Company's creditors, to distribute assets and otherwise wind up the business and affairs of the Company.  In particular, the Board of Directors shall have the authority to continue to conduct the business and

affairs of the Company insofar as such continued operation

remains consistent, in the judgment of the Board of Directors,

with the orderly winding up of the Company.

      12.3  Accounting.  Upon the dissolution of the Company, an accounting shall be made of the assets and liabilities of the

Company and the Capital Account of each Member as of the date of dissolution and of the items of Profits and Losses from the date of the last previous accounting to the date of dissolution.  The

Liquidating Trustee shall cause Financial Statements presenting such accounting to be prepared and certified.

      12.4  Distribution of Assets.  Upon a Liquidation Event, the

assets of the Company shall be distributed as follows in

accordance with the Act (the "Liquidating Distribution"):

            (a)  first, to creditors of the Company in

satisfaction of the liabilities of the Company, including

Members who are creditors (other than in respect of

Distributions owing to them hereunder);

            (b)  second, to the payment of the expenses of the

Liquidation Event;

            (c)  third, to establish any necessary reserves, in

amounts established by the Board of Directors or the Liquidating

Trustee, as the case may be, to provide for other liabilities,

including contingent liabilities, if any;

            (d)  fourth, to the Preferred Members on a pro rata

basis in proportion to their Preferred Units, to the extent

required by and in accordance with any preference terms; and

            (e)  thereafter, to the Voting Members on a pro rata

basis in proportion to their Voting Units;

provided, that the distribution of cash, securities and other property to a Member in accordance with the provisions of this

Section shall constitute a complete return to the Member of its

Capital Contributions and a complete distribution to the Member of its Interest and all the Company's property, and shall

constitute a compromise to which all Members have consented

within the meaning of the Act.  If such cash, securities and other property are insufficient to return such Member's Capital

Contributions or returns thereon, the Member shall have no

recourse against the Board, any of the other Members or Officers of the Company.

      12.5  Liquidating Distribution.  The Liquidating

Distribution shall be made on or before the later to occur of

(a) the last day of the Taxable Year of the Company in which the

Liquidation Event occurs and (b) ninety (90) days thereafter

(the "Final Liquidation Date").  If the Liquidating Trustee, in

its discretion, determines that the Liquidating Distributions will not be timely made, it may distribute all the assets and liabilities of the Company in trust with the Liquidating

Trustee, or such other Person as may be selected by the

Liquidating Trustee acting as trustee; the purpose of the trust is to allow the Company to comply with the timing requirements under Regulation Section 1.704-1(b).  The Liquidating Trustee,

acting as trustee of said trust, shall distribute the former

Company assets (however constituted, enhanced or otherwise) as promptly as such trustee deems proper and in the same manner as directed in this Section (without regard to this sentence or the preceding two sentences) and otherwise as required hereunder.

The trust shall be terminated as soon as possible after the

trust property is distributed to the beneficiaries thereof.

      12.6  Distributions in Kind.  Any Company property

distributed in kind shall be transferred and conveyed to the distributees as tenants in Voting subject to any liabilities attached thereto so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property in accordance with this Article.

      12.7  Liquidating Trustee.

            (a)  General.  Upon the dissolution of the Company,

the affairs of the Company shall be wound up and terminated and the Members shall continue to share Profits, Losses,

Distributions and other items of the Company during the winding up period in accordance with the provisions of this Agreement.

The winding up of the affairs of the Company and the

distribution of its assets shall be conducted exclusively by the

Liquidating Trustee, who is hereby authorized to do all acts authorized by law for these purposes.  The Liquidating Trustee,

in carrying out such winding up and distribution, shall have full power and authority to sell, assign, Transfer and encumber all or any of the Company assets.  On dissolution of the

Company, the Board shall act as liquidator or may appoint one or more Members as liquidator(s).  The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of liquidation shall be borne as a Company expense.

            (b)  Indemnification.  The Liquidating Trustee shall

be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee's taking of or failure to take any

action authorized under, or within the scope of, this Agreement;

provided, however, that the Liquidating Trustee shall not be entitled to indemnification for:

                  (i)  matters entirely unrelated to the

Liquidating Trustee's actions under the provisions of this

Agreement; or

                  (ii)  the fraud, willful misconduct, self-dealing

or criminal activity of the Liquidating Trustee.

      12.8  Winding Up.  The winding up of the Company shall be

completed when all debts, liabilities and obligations of the

Company have been paid and discharged or reasonably adequate provision therefor has been made, and all the remaining property and assets of the Company have been distributed to the Members.

      12.9  Termination.  Upon the completion of the winding up of the Company and the distribution of all Company assets as

provided herein, the Company shall terminate and the Liquidating

Trustee shall have the authority to execute and record any and all other documents required to effectuate the termination of the Company.

      12.10  Return of Capital.  The Liquidating Trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XIII

GENERAL PROVISIONS

      13.1  Offset.  Whenever the Company is to pay any sum to any

Member under this Agreement or pursuant to any other agreement or right, any amounts that such Member owes to the Company under this Agreement or pursuant to any other agreement or right may be offset against and deducted from that sum before payment.

      13.2  Notices.  Except as expressly set forth to the

contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and shall be deemed to have been received, given or made when (a) delivered personally to the recipient;

(b)  delivered by electronic mail or other electronic means to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if delivered by electronic mailed or other electronic means before

5:00 p.m. Atlanta, Georgia time on a Business Day, and otherwise on the next Business Day; (c) one (1) Business Day after being sent by reputable overnight courier service (charges prepaid);

or (d) five (5) Business Days after being deposited in the

United States mail, addressed to the recipient, postage paid,

and registered or certified with return receipt requested.  All notices, requests and consents to be sent to a Member must be sent to or made at the address given for that Member on the

Schedule of Members on the books and records of the Company, or such other address as that Member may specify by notice to the

Company and the other Members.  Any notice, request or consent to the Company or the Board must be given to the Board at the following address:

To the Company

or the Board:

REIT INVESTMENTS, LLC

4250 Keith Bridge Rd., Suite 160,

Cumming, GA 30041

Attention:  Lon Passoff

Email:  support@REIT.investments

With copies (which

shall not

constitute notice)

to:

The Law Office of Shannan S.

Collier, PC

Attn: Shannan Collier Stalvey

100 Galleria Parkway, Suite 1010,

Atlanta, GA 30339

Email:  Shannan@sscollier.com

Facsimile: 404.537.3254





      Whenever any notice is required to be given by law, the

Articles or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      13.3  Entire Agreement.  This Agreement and the Subscription

Agreements (including all exhibits and schedules thereto)

contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, arrangements, understandings, proposals,

representations and warranties with respect thereto.

      13.4  Effect of Waiver or Consent.  A waiver or consent,

express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with

respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the

Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues,

does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of

limitations period has run.

      13.5  Amendments.

            (a)  General.  This Agreement may be amended or

modified from time to time only by a written instrument adopted by the Majority in Interest of the Voting Members and executed and agreed to by Members holding the required number of Units set forth herein; provided, however, that (i) an amendment or modification reducing disproportionately a Member's Units or other interest in Profits, Losses or Distributions or increasing a Member's Capital Contribution shall be effective only with that Member's consent and (ii) an amendment or modification

reducing the vote required for any consent or vote in this

Agreement shall be effective only with the consent or vote of

Members having the Units theretofore required.

            (b)  No Member Approval.  The Board may without prior

notice or consent of any Member generally make amendments to reflect or effect any of the following:

                  (i)  to correct any mistake, clerical, technical

or other errors, cure any ambiguity or omission in this

Agreement, make an inconsequential revision, provide clarity or to correct or supplement any provision herein that may be

defective or inconsistent with any other provisions of this

Agreement or to effect the intent of the provisions of this

Agreement or that is otherwise contemplated by this Agreement;

                  (ii)  any increase or decrease in the Units or any

class or series thereof;

                  (iii)  the creation, authorization and/or issuance

of additional Units or other limited liability company interests in the Company;

                  (iv)  the admission of new members and Substitute

Members of the Company in accordance with the provisions of this

Agreement;

                  (v)  the cancellation or repurchase of Units or

other interests in the Company which have been issued subject to vesting or similar arrangements;

                  (vi)  that the Units shall be certificated upon

determination by the Board;

                  (vii)  the economic rights to the extent same are

modified in a manger which is intended by this Agreement;

                  (viii)  an election for the Company to be bound by

any successor statute governing limited liability companies

governed by and under the laws of Georgia;

                  (ix)  changes to this Agreement to conform to

changes in the Act or interpretations thereof which the Board believes appropriate, necessary or desirable, provided that in its opinion such amendment does not have a materially adverse effect upon the Members or the Company;

                  (x)  the exercise of any power granted to the

Board under this Agreement;

                  (xi)  changes which, in the discretion of the

Board, are advisable to qualify or to continue the qualification of the Company as a limited liability company in which the

Members and the Board have limited liability under the laws of any state or that are necessary or advisable, in the discretion of the Board, to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes;

                  (xii)  to amend the provisions of Article V

(Distributions; Allocations of Profits and Losses) if the

Company is advised at any time by legal counsel that the

allocations provided therein are unlikely to be respected for federal income tax purposes, in which case the Board is

empowered to amend such provisions to the extent necessary in accordance with the advice of counsel to effect the plans of allocations and distributions provided in this Agreement (new allocations made by the Board in reliance upon the advice of counsel described above shall not give rise to any claim or

cause of action by any Member), or otherwise to achieve the tax treatment contemplated by this Agreement;

                  (xiii)  as necessary to reflect the respective

allocations, distributions, voting, liquidation and other

rights, preferences, privileges and restrictions with respect to new Units or interests issued by the Company, or to effectuate distributions, splits and combinations of Units as contemplated by the Agreement, or to effectuate a modification to the manner in which capital accounts of the Members, or any debits or

credits thereto, as contemplated by the Agreement; or

                  (xiv)  to enact any other amendment that does not

have a materially adverse effect on the Members.

      13.6  Binding Effect.  Subject to the restrictions on

Transfer set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members, and their

respective heirs, legal representatives, successors and assigns.

      13.7  Governing Law; Severability.  THIS AGREEMENT IS

GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS

OF THE STATE OF GEORGIA, EXCLUDING ANY CONFLICT OF LAWS RULE OR

PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF

THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and any provision of the Articles or any mandatory provision of the Act, the applicable provision of the Articles or the Act shall control.  If any provision of this Agreement or the

application thereof to any Person or circumstance is held

invalid or unenforceable to any extent, the remainder of this

Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that

provision shall be enforced to the greatest extent permitted by law.

      13.8  Jurisdiction; Venue.  Except as provided in Section

13.9, any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced only in the Superior Court of Cobb County, State of Georgia or the

United States District Court for the Northern District of

Georgia, to the extent subject matter jurisdiction exists

therefor, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding.  The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Georgia located in Cobb County or the United

States District Court for the Northern District of Georgia and

any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.  To the

fullest extent permitted by law, the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.  Nothing herein shall affect the right of the parties to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

      13.9  Waiver of Jury Trial; Expedited Arbitration.  BECAUSE

DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL

TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN

EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE

LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES

DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH

APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF

THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE

PARTIES HERETO WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ALL

RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT

TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT

OR ANY DOCUMENTS RELATED HERETO.

      Any dispute between or among the Board and the Members or

any interpretation of this Agreement shall be submitted to

expedited arbitration as provided below (but any damages must be resolved in a court described in Section 13.8).  The prevailing party in any arbitration or litigation shall be reimbursed for its arbitration costs (including attorneys' fees) by the non-

prevailing party.

      If any dispute arises concerning the interpretation,

validity, or performance of this Agreement or any of its terms and provisions, including but not limited to the issue of

whether or not a dispute is arbitrable, then the parties shall submit such dispute for binding determination before a retired judge selected from JAMS/ENDISPUTE or any similar organization mutually acceptable to the parties.  The parties shall mutually agree on one arbitrator from the list provided by the

arbitrating organization; provided that if the parties cannot agree, then each party shall select one arbitrator from the

list, and the two arbitrators so selected shall agree upon a third arbitrator chosen from the same list, which third

arbitrator shall determine the dispute.  The arbitration shall take place in Cobb County, Georgia, and shall be conducted in accordance with the then prevailing rules of the arbitrating organization, except as set forth in this Section 13.9.  The parties shall have all the same rights of discovery as if the arbitration proceeding were a lawsuit in a court of Georgia.

The arbitrator shall apply Georgia substantive law to the

proceeding.  The arbitrator shall, to the fullest extent

permitted by law, have the power to grant all legal and

equitable remedies, including provisional remedies, and award compensatory damages provided by law; however, the arbitrator may not order relief in excess of what a court could order.  The arbitrator shall not have authority to award punitive or

exemplary damages.  The arbitrator shall prepare and provide the parties with a written award including factual findings and the legal reasoning upon which the award is based.  The arbitrator shall not have the power to commit errors of law or legal

reasoning or to make findings of fact except upon sufficiency of the evidence.  Any award that contains errors of law or legal reasoning or makes findings of fact except upon the sufficiency of the evidence exceeds the power of the arbitrator, and may be corrected or vacated as provided by applicable law in the courts described in Section 13.8.  The arbitrator shall award costs and attorneys' fees in accordance with the terms and conditions of this Agreement.  Any Florida court having jurisdiction may enter judgment on the award rendered by the arbitrator, or correct or vacate such award as provided by applicable law.  The parties understand that by agreement to binding arbitration they are giving up the rights they may otherwise have to trial by a court or a jury and all rights of appeal, and to an award of punitive or exemplary damages.  Pending resolution of any arbitration proceeding, either party may apply to any Georgia court of

competent jurisdiction for any provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction, excluding however, any dispute relating to discovery matters, and for enforcement of any such order.  The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the within agreement to submit a

dispute to binding arbitration.

      Notwithstanding any provision of the Agreement to the

contrary, this Section shall be construed to the maximum extent possible to comply with the laws of the State of Georgia.  If,

nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section,

including any rules of the American Arbitration Association,

shall be invalid or unenforceable under the laws of the State of

Georgia, such invalidity shall not invalidate all of this

Section.  In that case, this Section shall be construed so as to limit any term or provision so as to make it valid or

enforceable within the requirements of the applicable laws of the State of Georgia and, in the event such term or provision cannot be so limited, this Section shall be construed to omit such invalid or unenforceable provision.

      13.10  Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall

execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

      13.11  Waiver of Certain Rights.  Each Member irrevocably

waives any (a) right it may have to maintain any action for

dissolution of the Company or for partition of the property of the Company, to the extent permitted to be waived under the Act,

and (b) rights of appraisal it may have under Section 608.4351 et seq.

of the Act.

      13.12  Notice to Members of Provisions.  By executing this

Agreement, each Member acknowledges that it has actual notice of

(a) all the provisions hereof (including, without limitation,

the restrictions on Transfer set forth in Article XI); and

(b) all the provisions of the Articles.

      13.13  Remedies.  Each Member shall have all rights and

remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all the rights which such Person has under any law.  Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

      13.14  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be

effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or

unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or

unenforceability will not affect any other provision or the

effectiveness or validity of any provision in any other

jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  If the

Act is subsequently amended or interpreted in such a way as to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

      13.15  Descriptive Headings; Interpretations.  The

descriptive headings of this Agreement are inserted for

convenience only and do not constitute a substantive part of this Agreement.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to schedules attached hereto, each of which is incorporated herein and made a part hereof for all purposes.

Whenever required by the context, any pronoun used in this

Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  The use of the word

"including" in this Agreement shall be by way of example rather than by limitation.  The use of the words "and," "or" and

"either" shall not be exclusive.  Reference to any agreement,

document or instrument means such agreement, document or

instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof.  The parties hereto have

participated jointly in the negotiation and drafting of this

Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this

Agreement.

      13.16  UCC Article 8 Election.  Each Unit of the Company

shall constitute a "security" within the meaning of, and be

governed by, (i)  the Uniform Commercial Code, as in effect from time to time in the State of Georgia, and (ii) Article 8 of the

Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State

Laws and approved by the American Bar Association on

February 14, 1995 and the Company hereby "opts-in" to such

provisions for the purpose of the Uniform Commercial Code.

      13.17  Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or

acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

      13.18  Survival.  All indemnities and reimbursement

obligations made pursuant to this Agreement shall survive

dissolution and liquidation of the Company until the expiration of the longest applicable statute of limitations (including

extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

      13.19  Counterparts.  This Agreement may be executed in

multiple counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

      13.20  Compliance with Anti-Money Laundering Requirements.

Notwithstanding any other provision of this Agreement to the contrary, the Board, in its own name and on behalf of the

Company, shall be authorized without the consent of any Person,

including any other Member, to take such action as they

determine in its discretion to be necessary or advisable to

comply with any anti-money laundering or anti-terrorist laws,

rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements.

      13.21  Interpretation.  This Agreement was jointly

prepared by the parties and counsel of their choice and, as

such, neither this Agreement nor any part of it will be

construed with reference to the party that caused the Agreement or any part of it to be prepared, and the doctrine of contra proferentem shall not be applied in any action arising out of or relating to this Agreement.

[Signature Page Follows]





MEMBER SIGNATURE PAGE

The undersigned Members hereby execute the Amended and Restated

Operating Agreement of REIT Investments, LLC, a Georgia limited liability company (the "Company") with effect from the date

hereof.





__________________________________(SEAL)

Lon Passoff, 701 Brickell Key Blvd., Apartment 1611, Miami, FL

33131





__________________________________(SEAL)

Jefferson Denmark, 1060 8th Ave., Graceville, FL 32440





__________________________________(SEAL)

Kyle Seiber, 6440 Ivey Creek Cir., Cumming, GA 30040





__________________________________(SEAL)

Anthony Larson, 2572 West 280 North, Hurricane, UT 84737





__________________________________(SEAL)

Shannan Collier Stalvey, 100 Galleria Parkway, Suite 1010,

Atlanta, GA 30339





[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





MEMBER SIGNATURE PAGE

The undersigned Member hereby executes the Operating Agreement of REIT Investments, LLC, a Georgia limited liability company

(the "Company") with effect from the date hereof.



Signature:  __________________________________(SEAL)

Print Name:  __________________________________

Date:    __________________________________

Address:

  ___________________________________________________________

___________

Telephone:  __________________________________

Email:    __________________________________



[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





EXHIBIT A

SCHEDULE OF MEMBERS

(as of November 1, 2020)



Name and Address

Number of

Voting

Units

Voting

Membershi

p

Percentag

e

Capital

Contribut

ion

Date Signed

1

..

Lon Passoff

701 Brickell Key

Blvd

Apartment 1611

Miami, FL 33131

lonpassoff@gmail.co

m

70

70%

$103,000.

00

November 1,

2020

2

..

Jefferson Denmark

1060 8th Ave

Graceville, FL

32440

5

5%

$35,000.0

0

November 1,

2020

3

..

Kyle Seiber

6440 Ivey Creek Cir

Cumming, GA 30040

5

5%

$5,000.00

November 1,

2020

4

..

Anthony Larson

2572 West 280 North

Hurricane, UT 84737

5

5%

$1,000.00

November 1,

2020

5

..

Shannan Collier

Stalvey

100 Galleria

Parkway

Suite 1010

Atlanta, GA 30339

shannan@sscollier.c

om

5

5%

$21,852.5

0

November 1,

2020



TOTAL:

100

100.00%

$165,852.

50





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- i -

- 1 -



[SIGNATURE PAGE]



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